                                EXPLANATORY NOTE
                           (Not Part of This Exhibit)

Pursuant to the requirements of Rule 13e-3 of the Exchange Act, the following preliminary analysis is being filed as an exhibit to the Schedule 13E-3. The following preliminary analysis was prepared by Morgan Stanley and discussed with the Special Committee on December 22, 1998. The information contained in the preliminary analysis was prepared as a negotiating tool and to provide the Special Committee with some background information with respect to possible alternatives in connection with the offer made by TIC Acquisition LLC. It is important to note that neither the due diligence nor the analysis performed by Morgan Stanley reflected in the above referenced draft was complete at the time the preliminary draft was prepared and it was not intended to be relied upon by the Special Committee or any third parties, including the Shareholders. The Special Committee was aware of the status of and the preliminary nature of the draft and the fact that it was not to be relied upon. The preliminary analysis was prepared as of December 22, 1998 and reflects information made available to Morgan Stanley prior to such date. Therefore, Morgan Stanley's preliminary analysis performed as of December 22, 1998 does not and did not reflect the final views of Morgan Stanley with respect to Morgan Stanley's valuation of the Company or an opinion as to the fairness of the proposed transaction as of the date it was provided to the Special Committee.

                                                                           DRAFT



                                  PROJECT DELTA


                              Discussion Materials


                                December 22, 1998

                                                                           DRAFT


                                 PROJECT DELTA
--------------------------------------------------------------------------------
                         Discounted Cash Flow Analysis


                     CURRENT CAPITAL STRUCTURE

           1999 Ranch                         Low            High
           Rent Growth      Occupancy       Value(1)       Value(2)
Case 1         5.0%           95.0%          $34.05         $42.04

Case 2         7.0%           96.0%           35.00          43.26

Case 3         9.0%           97.0%           35.95          44.44

                           LBO STRUCTURE

           1999 Ranch                         Low            High
           Rent Growth      Occupancy       Value(3)       Value(4)
Case 4         5.0%           95.0%          $32.53         $40.60

Case 5         7.0%           96.0%           34.51          43.06

Case 6         9.0%           97.0%           35.59          44.41

Notes:
(1) Current capital structure low value: 9.0 times 2004 FFO terminal value, 15.0% discount rate.

(2) Current capital structure high value: 10.5 times 2004 FFO terminal value, 13.0% discount rate.

(3)  LBO low value: 8.5 times 2004 FFO terminal value, 16.5% discount rate.

(4)  LBO high value: 10.0 times 2004 FFO terminal value, 14.5% discount rate.

                                                                           DRAFT


                                  PROJECT DELTA
--------------------------------------------------------------------------------
                        Selection of Comparable Companies


      COMPANY                                   GEOGRAPHY                                    REASON FOR INCLUSION
-------------------             ----------------------------------------------       -------------------------------------
Archstone                       Southern California, selected states in the          California exposure; current strategy
                                Pacific Northwest, Southeast and Southwest           involves entering high-barrier-to-
                                                                                     entry markets

Avalon Bay                      Northern and Southern California, selected           California exposure; high quality
                                states in the Mid-Atlantic, Northeast, Midwest       properties; high-barrier-to-entry
                                and Pacific Northwest                                markets

BRE Properties                  California, Arizona, Washington, Oregon,             Regional REIT; significant California
                                Nevada, New Mexico, Utah and Colorado                exposure

Equity Residential              In 35 states, including 64 properties in             Largest publicly traded apartment
                                California                                           company; improving portfolio quality

Essex Property Trust            San Francisco, Seattle, Southern California          California exposure; high-barrier-to-
                                and Portland                                         entry markets

Post Properties                 Southeast and Southwest                              High quality properties; increasingly
                                                                                     in high-barrier-to-entry markets

                                                                           DRAFT



                                  PROJECT DELTA
--------------------------------------------------------------------------------
                                Table of Contents



     SECTION      I        EXECUTIVE SUMMARY

     SECTION      II       ANALYSIS OF ALPHA

         Tab      A        Current Net Asset Value
         Tab      B        Discounted Cash Flows
         Tab      C        Comparable Company Analysis
         Tab      D        Ability-to-Pay Analysis
         Tab      E        Comparable Multifamily Transactions
         Tab      F        Comparable Squeeze-out Transactions
         Tab      G        Wall Street's View

     SECTION      III      ASSESSMENT OF ALTERNATIVES

     SECTION      IV       STRUCTURAL CONSIDERATIONS

         Tab      H        Governance
         Tab      I        Debt and Preferred Stock

     SECTION      V        PROCESS/NEXT STEPS

    APPENDIX      A        FINANCIAL ANALYSIS

         Tab      A        Current Net Asset Value
         Tab      B        Discounted Cash Flows
         Tab      C        Comparable Company Analysis

    APPENDIX      B        RESEARCH

    APPENDIX      C        INSTITUTIONAL SHAREHOLDERS

                                                                           DRAFT



                                  PROJECT DELTA
--------------------------------------------------------------------------------
                                Executive Summary



BACKGROUND / CHRONOLOGY

     - On December 1, 1998, following the close of trading, Beta published a proposal (the "Proposal") to acquire the shares of Alpha (or the "Company") it does not already own in a going-private transaction

          -    Price: $32.50/share

          -    Declared to have no financing contingency

          - Contemplates a cash merger with no tender to precede (draft Merger Agreement has been received)

     - A special committee was formed by Alpha's Board of Directors to work with legal and financial advisors in considering the Proposal and formulating a response

     - On December 8, 1998, Morgan Stanley was notified that it had been selected by the special committee as the Company's financial advisor

     - On December 10, 1998 Morgan Stanley requested and began receiving and reviewing information for Alpha

     - On December 15, 1988, Morgan Stanley met with management and local consultants of Alpha to discuss a number of topics:

          -    Review of business plan

          -    Review of projections / company model

          -    Discussion of market conditions and market studies

                                                                           DRAFT


                                  PROJECT DELTA
--------------------------------------------------------------------------------
                                Executive Summary

FINANCIAL ANALYSIS


     - In evaluating the Proposal, we have attempted to estimate a valuation range for the Company by the application of several different valuation methodologies

          - Net asset value: Looks at the current value of the Company's assets on an asset sale basis, netting out debt and preferred to estimate common equity value. This is analogous to liquidation value, although debt and preferred penalties to retire are not included nor is the time value of any disposition program

          - Discounted cash flow: Relies on projections, based on several scenarios, of the Company's performance to estimate a going concern value, either under the current capital structure or under a more highly leveraged structure consistent with the Proposal

          - Comparable company analysis: Estimates the value of the Company based on trading levels of selected peers, without implying that it has traded or would trade similarly. It is important to note that no good comparable company exists

          - Ability-to-pay: Estimates the value of the Company if it were acquired by another public apartment company based on a variety of assumptions as to the acquirer's acceptable level of earnings accretion or dilution

          - Comparable multifamily transactions: Looks at other transactions that have occurred in the sector. As these (a) were typically mergers of equals and (b) involved stock as consideration as opposed to cash, they are not considered sufficiently comparable so as to allow meaningful value conclusions to be drawn

          - Comparable squeeze-out transactions: Reviews premiums paid in prior squeeze-out transactions. Although a resulting range is shown, the applicability is limited because of variations, among other factors, in the rights of each side and the pre-offer public trading valuation relative to a theoretical intrinsic value

          - Wall Street's view: Synopsis of statements as to the value of the Company published by research analysts before and after publication of the Proposal

                                                                           DRAFT



                                       PROJECT DELTA
--------------------------------------------------------------------------------
                                     Executive Summary

                              Summary of Preliminary Analyses

                                                        Beta Offer Price
                                                            $32.50
                                  -------------------------------------------------------
1997-1998 Trading Range           $23.38-----------------------$33.50

Current Net Asset Value                                           $35.00-----------$44.00

Discounted Cash Flow

-- Base Case                                                    $34.00-----------$43.00

-- Leveraged Alternative                                      $33.00-------------$43.00

Comparable Company Analysis                   $27.00------------$34.00

Ability-to-Pay Analysis                                $32.00-----$35.00

Acquisition Comps

-- Public Multifamily                                                Not Applicable
   REIT Transactions

--Squeeze-out Transactions                           $30.00-------$35.00

Wall Street's View                                   $30.00---------$36.00

                            -------------------------------------------------------------------------------
                            $20.00      $25.00       $30.00       $35.00     $40.00      $45.00      $50.00

                                                                           DRAFT



                                  PROJECT DELTA
--------------------------------------------------------------------------------
                                Executive Summary



ALTERNATIVE TRANSACTIONS

     - To assess the Proposal, a number of other potential transactions were reviewed and assessed

               - These transactions included doing nothing (status quo, an alternative which the Company is in a strong position to elect to pursue), pursuing a strategic partner other than Beta, and extinguishing the Land Rights Agreement (in conjunction with some or all of the following elements: sale of the Company, sale of assets to Beta, recapitalization)

               -    They were assessed on the basis of

                    -    Shareholder value
                    -    Execution risk
                    -    Future access to capital and business plan risk
                    -    Tax impact to shareholders
                    -    Resolution of issues relative to Beta

                                                                           DRAFT


                                  PROJECT DELTA
--------------------------------------------------------------------------------
                               Key NAV Assumptions


STABILIZED PROPERTIES

The 55 stabilized properties including two recent acquisitions, were placed into three tiers based upon:

               - year built             - average rent
               - location               - quality

Each tier was ascribed a cap rate range:

               Tier I      Newer properties in prime locations with highest
                           rents. Cap rate range: 7.25% - 7.75%
               Tier II     Late 1980s product including the student housing
                           properties. Cap rate range: 7.5% - 8.0%
               Tier III Older product, lower average rent. Cap rate range: 7.75% - 8.25%

Cap rates were applied to 1999E NOI

These ranges were evaluated and deemed appropriate in light of cash flow yields (NOI less capital reserves) which would be about 96% as high
Net operating income was calculated based on:

               - 4th quarter forecasted NOI was annualized
               - Operating margin is assumed to be 70% and annual revenues are increased 5% to 10%
               - Expenses are escalated at 3%

PROPERTIES UNDER DEVELOPMENT

Properties under development were valued as follows:

               DCFs were performed for each property from 1/1/99 until
                  stabilization
               Cap rates were applied ranging from 7.25% to 8.25% to compute terminal value at stabilization
               Discount rates of 12% to 16% were utilized
               The values computed were adjusted by development costs to be incurred from 9/30/98 to 1/1/99

LAND RIGHTS AGREEMENT

The Land Rights Agreement was calculated utilizing two methodologies:

     I.   Below-market land acquisition prices

          Assuming the land is being transferred to Alpha at prices below what a third party would pay, the value differential was calculated given Alpha pays 95% of appraised value, with a total discount of 5% to 15% compared to a third party

          The agreement was valued based upon the following variables:

Discount to market: 5% to 15%               Average cost/unit: $50,000 to $75,000
Units Developed: 1,000 to 1,500 per year    Discount Rates: 10% to 13%

     II.  Value of Non-Compete

          The value differential between Alpha having the Agreement and the choice to develop, versus a third party developing on-ranch The agreement was valued based upon the comparison of two DCF analyses:

          1. Third party developer develops on-ranch, rents increase 7% in 1999, 4% in 2000, and 3% thereafter

          2. Alpha stops developing on-ranch, rents increase over time, at rates of 1% to 2% above rates for Analysis I

                                                                           DRAFT


                                 PROJECT DELTA
--------------------------------------------------------------------------------
                                  NAV Summary
                                     ($MM)

                                                                        1998 Q4 Forecast NOI        1999 Projected NOI
                                                      Average Year     ----------------------  -----------------------------
                          Properties      Units     Of Completion(1)    Total      Per Unit     Low Case(4)    High Case(3)
                        -------------    -------   ------------------  --------   -----------  -------------  --------------

STABILIZED PROPERTIES:

Tier I(5)                       18        6,433            1992(2)      $18.3        $2,851         $ 77.7          $ 82.9

Tier II(6)                      24        5,969            1984         $14.5         2,423         $ 61.2          $ 65.4

Tier III                        13        3,573            1978         $ 7.7         2,149         $ 32.5          $ 34.7
                        -------------    -------   ------------------  --------   -----------  -------------  --------------

TOTAL STABILIZED
  PROPERTIES                    55       15,975                         $40.5        $2,534         $171.4          $183.0

Properties Under
  Development                    8        2,999

Land Rights
                        -------------    -------

TOTAL ASSET VALUE               63       18,974

Preferred Stock

Tax Exempt Debt Value(4)

Debt

NET ASSET VALUE

DILUTED SHARES(8)

NAV/SHARE

                                  Selected Cap Rates             Preliminary Value Range
                             -----------------------------     ---------------------------
                                Low Case       High Case        Low Case        High Case
                             ------------    ------------      ----------      -----------

STABILIZED PROPERTIES:

Tier I(5)                          7.75%           7.25%          $985.1         $1,126.2

Tier II(6)                         8.00%           7.50%          $764.9         $  871.0

Tier III                           8.25%           7.75%          $394.1         $  447.8
                             ------------    ------------       ---------       ----------

TOTAL STABILIZED
  PROPERTIES                       7.99%           7.48%        $2,144.1         $2,445.0

                                            Value per Unit      $134,213         $153,052

Properties Under
  Development                                                   $  249.6(7)      $  294.6

Land Rights                                                     $   50.0         $  100.0

                                                                ---------       ----------

TOTAL ASSET VALUE                                               $2,443.7         $2,839.6

Preferred Stock                                                   (144.1)          (144.1)

Tax Exempt Debt Value                                               64.3             83.6

Debt                                                              (734.9)          (734.9)
                                                                ---------       ----------

NET ASSET VALUE                                                 $1,629.0         $2,044.2

DILUTED SHARES(8)                                             45,330,741       45,442,718

NAV/SHARE                                                         $35.94           $44.98


Notes:
(1) For average unit in sub-portfolios, reflects first year of completion of project.
(2) 1994 if Promontory Point is excluded (520 unit property built in 1974).
(3) Low Case assumed 5% rent growth, high case assumed 10% rent growth. Both cases assume 3% expense growth and 70.0% operating margin.
(4) Interest rate savings of 250 bp on $334.2 MM of bonds capped at 10% and 13%.
(5) Includes recent acquisition of One Park Place, adjusted for remaining costs to incur of $17.3 MM for renovation capital expenditures.
(6) Includes recent acquisition of Rancho Santa Fe, adjusted for remaining costs to incur of $0.6 MM for renovation capital expenditures.
(7) Adjusted for costs to be incurred 9/30/98 to 1/1/00.
(8) Options derived from Treasury Method using $35.00 purchase price for low value, $45.00 purchase price for high value.

                                                                           DRAFT


                                 PROJECT DELTA
--------------------------------------------------------------------------------
                            Net Asset Value Back-Up
                          Properties Under Development


                                                                   Terminal Cap Rates     Discount Rates
                                                                  ------------------    -----------------
                                         First Month                Low       High       Low        High       Low        High
    Property                 Location    Stabilized      Units     Case       Case       Case       Case      Case(1)     Case(1)
-----------------------    -----------   -----------     -----    -------   --------    ------     ------    --------   --------
Champagne Towers           Los Angeles     Dec-99         119      7.75%     7.25%      15.00%     13.00%    $ 43,698   $ 49,683
Brittany                   Ranch           May-00         393      8.00%     7.50%      15.00%     13.00%      26,638     32,644
Sonoma                     Ranch           Apr-99         196      8.00%     7.50%      14.00%     12.00%      24,967     27,240
Stonecrest                 Irvine          Oct-99         336      8.00%     7.50%      14.00%     12.00%      25,477     29,385
The Colony at Avventine    San Diego       Jun-00         232      8.00%     7.50%      15.00%     13.00%      12,645     16,320
Bair Island                Redwood         Dec-99         155      8.00%     7.50%      15.00%     13.00%      13,745     16,873
Park Place                 Ranch           Aug-02       1,226      8.25%     7.75%      16.00%     14.00%      40,920     56,495
The Hamptons(2)            Cupertino       Feb-99         342      8.25%     7.75%      15.00%     13.00%      61,548     65,973
                                                        -----                                                --------   --------

TOTAL PROPERTIES UNDER DEVELOPMENT                      2,999                                                $249,638   $294,613


Notes:
(1) Valued as discounted cash flow as of 1/1/99 adjusted for costs to be incurred from the present (9/30/98) to 1/l/99.

(2) The Hamptons is included in developments because it is still in lease-up phase.

                                                                           DRAFT


                                  PROJECT DELTA
--------------------------------------------------------------------------------
                     Notional Value of Land Rights Agreement
                                      ($MM)


VALUE OF BELOW-MARKET LAND ACQUISITION PRICES

   Average land cost/unit (1)       $50,000 Inflation                           3.0%
   Units developed/year (2)          1,500 % of appraised value (3)            95.0%
                                           % of third party value              100.0% Total Discount                 5.0%


                Units to be              Land              Appraised           3rd Party                            Total
               Developed (2)         Purchase Price          Value               Value           Difference         Units
               -------------         --------------        ---------           ---------         ----------         ------
1999                 938                  46.90               49.37               49.37              2.47              938
2000                 559                  28.79               30.30               30.30              1.52            1,497
2001               1,075                  57.02               60.02               60.02              3.00            2,572
2002               1,558                  85.12               89.60               89.60              4.48            4,130
2003               1,220                  68.66               72.27               72.27              3.61            5,350
2004               1,500                  86.95               91.52               91.52              4.58            6,850
2005               1,500                  89.55               94.27               94.27              4.71            8,350
2006               1,500                  92.24               97.10               97.10              4.85            9,850
2007               1,500                  95.01              100.01              100.01              5.00           11,350
2008               1,500                  97.86              103.01              103.01              5.15           12,850
2009               1,500                 100.79              106.10              106.10              5.30           14,350
2010               1,500                 103.82              109.28              109.28              5.46           15,850
2011               1,150                  81.98               86.30               86.30              4.31           17,000


                                                                                   Discount Rates
 Average             Total                                --------------------------------------------------------------
Land Cost        Market Discount    Units Developed (1)      10%               11%               12%               13%
---------        ---------------    -------------------   --------          --------          --------          --------
$50,000                 15%                1,000          $   82.3          $   77.0          $   72.3          $   67.9
 50,000                 10%                1,250          $   54.8          $   51.5          $   48.5          $   45.8
 50,000                  5%                1,500          $   27.3          $   25.7          $   24.2          $   22.9
------------------------------------------------------------------------------------------------------------------------
$75,000                 15%                1,000          $  123.4          $  115.5          $  108.4          $  101.9
 75,000                 10%                1,250          $   81.7          $   76.8          $   72.3          $   68.1
 75,000                  5%                1,500          $   41.5          $   39.0          $   36.8          $   34.7

(1) Recent land sale acquisition comps are in the $50,000 to $75,000 per unit range

(2) For 1999-2003, units developed according to Alpha business plan for Irvine Ranch, 1,500 units assumed thereafter based on 5% discount to market

(3)    Per Land Rights Agreement

                                                                           DRAFT


                                  PROJECT DELTA
--------------------------------------------------------------------------------
                     Notional Value of Land Rights Agreement
                                      ($MM)

VALUE OF NON-COMPETE

     DCF Analysis                                                                1999    2000    2001    2002    2003
                                                                                 ----    ----    ----    ----    ----

     ANALYSIS I    LOSS OF NON-COMPETE - THIRD PARTY DEVELOPERS ON-RANCH
                   On-ranch land can be sold to third party developers
                   On-ranch development is deducted from Alpha company model
                      Projected Rental Growth:                                   7.0%    4.0%    3.0%    3.0%    3.0%

     ANALYSIS II   VALUE OF NON-COMPETE - ALPHA RIGHT TO DEVELOP
                   Alpha stops buying land and ends on-ranch
                      development, constricting supply
                   On-ranch development is deducted from Alpha company model


                                                            Increase:
                                                            ---------
               Incremental Rental Growth - 1.0% by year 5       0.2%     7.2%     4.4%     3.6%     3.8%     4.0%
               Incremental Rental Growth - 1.5% by year 5       0.3%     7.3%     4.6%     3.9%     4.2%     4.5%
               Incremental Rental Growth - 2.0% by year 5       0.4%     7.4%     4.8%     4.2%     4.6%     5.0%


                                                              Increase in Rent by Year 5
                                                         ------------------------------------------
VALUE OF NON-COMPETE:             Terminal Multiple       1.0%              1.5%              2.0%
---------------------             -----------------      ------            ------            ------
                                         9.0x            $ 50.7            $ 65.5            $ 91.4
                                         9.5x            $ 53.3            $ 68.8            $ 96.1
                                        10.0x            $ 55.9            $ 72.2            $100.8
                                        10.5x            $ 58.5            $ 75.5            $105.4

                                                                           DRAFT

                                 PROJECT DELTA

                   Discounted Cash Flow Analysis Assumptions

                          CURRENT CAPITAL STRUCTURE



                     1999           2000           2001           2002           2003
                ---------      ---------      ---------      ---------      ---------

Acquisitions           $0             $0             $0             $0            $0
Development (Units)
 On Ranch           1,660          1,063          1,075          1,558         1,220
 Off Ranch          1,547          1,732          1,511            850           850
Rental Growth
 Case 1              5.0%           4.0%           3.0%           3.0%          3.0%
 Case 2              7.0%           4.0%           3.0%           3.0%          3.0%
 Case 3              9.0%           4.0%           3.0%           3.0%          3.0%
Occupancy
 Case 1             95.0%          95.0%          95.0%          95.0%         95.0%
 Case 2             96.0%          96.0%          96.0%          96.0%         96.0%
 Case 3             97.0%          97.0%          97.0%          97.0%         97.0%
Expense Increases    3.0%           3.0%           3.0%           3.0%          3.0%
Equity Offerings
  (Cases 1-3)        $100           $100           $100           $100           $75
Debt Offerings
  (Cases 1-3)         100            150            150            125           125
Interest Rate       7.50%          7.50%          7.50%          7.50%         7.50%
Interest Coverage
 Case 1              3.3x           3.5x           3.9x           3.7x          3.9x
 Case 2              3.4x           3.6x           4.0x           3.8x          3.9x
2004 FFO            2003 FFO grown at 1999-2003 CAGR
Dividends
 Case 1             Company projections
 Case 2             Company projections grown at 0.5x FFO percentage increase in 1999, 1.0x thereafter
 Case 3             Company projections grown at 0.5x FFO percentage increase in 1999, 1.0x thereafter
DCF                 Range of discount rates: 12% to 16%
                    Range of terminal value multiples: 8.5x to 11.5x
                    Value of Land Rights Agreement in 2004 is included in terminal value

Shares Outstanding  45,330,741


                                  LBO STRUCTURE



                     1999           2000           2001           2002           2003
                ---------      ---------      ---------      ---------      ---------
Cowboy buys $550 MM shares of Steer on 1/31/99 at $32.50/share financed with debt

Acquisitions           $0             $0             $0             $0            $0
Development (Units)
 On Ranch           1,660          1,063          1,075          1,558         1,220
 Off Ranch          1,547          1,732          1,511            850           850
Rental Growth
 Case 4              5.0%           4.0%           3.0%           3.0%          3.0%
 Case 5              7.0%           4.0%           3.0%           3.0%          3.0%
 Case 6              9.0%           4.0%           3.0%           3.0%          3.0%
Occupancy
 Case 4             95.0%          95.0%          95.0%          95.0%         95.0%
 Case 5             96.0%          96.0%          96.0%          96.0%         96.0%
 Case 6             97.0%          97.0%          97.0%          97.0%         97.0%
Expense Increases    3.0%           3.0%           3.0%           3.0%          3.0%
GA Adjustments    (5,610)        (5,701)        (5,872)        (6,048)       (6,229)
Equity Offerings
  (Cases 4-6)          $0             $0             $0             $0            $0
Debt Offerings
  (Cases 4-6)         650            150            150            125           125
Interest Rate       7.50%          7.50%          7.50%          7.50%         7.50%
Interest Coverage
 Case 4              1.9x           2.0x           2.2x           2.2x          2.2x
 Case 5              1.9x           2.1x           2.3x           2.3x          2.3x
2004 FFO            2003 FFO grown at 1999-2003 CAGR
Dividends           50% of FAD paid quarterly

DCF                 Range of discount rates: 13.5% to 17.5%
                    Range of terminal value multiples: 8.0x to 11.0x
                    Value of Land Rights Agreement in 2004 is included in terminal value

Shares Outstanding  45,330,741


                                                                           DRAFT

                                 PROJECT DELTA
--------------------------------------------------------------------------------
                         Discounted Cash Flow Analysis


                     CURRENT CAPITAL STRUCTURE

           1999 Ranch                         Low            High
           Rent Growth      Occupancy       Value(1)       Value(2)
Case 1         5.0%           95.0%          $34.05         $42.04

Case 2         7.0%           96.0%           35.00          43.26

Case 3         9.0%           97.0%           35.95          44.44

                           LBO STRUCTURE

           1999 Ranch                         Low            High
           Rent Growth      Occupancy       Value(3)       Value(4)
Case 4         5.0%           95.0%          $32.53         $40.60

Case 5         7.0%           96.0%           34.51          43.06

Case 6         9.0%           97.0%           35.59          44.41

Notes:
(1) Current capital structure low value: 9.0 times 2004 FFO terminal value, 15.0% discount rate.

(2) Current capital structure high value: 10.5 times 2004 FFO terminal value, 13.0% discount rate.

(3)  LBO low value: 8.5 times 2004 FFO terminal value, 16.5% discount rate.

(4)  LBO high value: 10.0 times 2004 FFO terminal value, 14.5% discount rate.

                                                                           DRAFT



                                  PROJECT DELTA
--------------------------------------------------------------------------------
                         Comparable Company Analysis(1)

                        Aggregate Value/
               EBITDA LTM: 13.4x - 16.6x                   $22.35---------------$32.46

        1999E FFO Multiple: 9.3x - 10.4x                           $27.04---$30.59

                        1999E Normalized
              FFO Multiple: 8.7x - 10.5x                         $26.36-----------$33.22

Pro Forma Dividend Yield(2): 5.9% - 7.2%                          $26.64-----------$33.74

Multiple to Total Return: 0.53 - 0.65(3)                              $28.64----------$35.38
                                          -------------------------------------------------------------
                                          $15.00     $20.00     $25.00     $30.00     $35.00     $40.00

Notes: (1) Includes value of Land Rights Agreement estimated at $75MM or
           $1.66 per share.

       (2) Based on pro forma dividend of $1.89, expected to be paid in late 1999 or in 2000.

       (3) Based on 1999 FFO and long-term growth rate estimates from First Call.

                                                                           DRAFT


                                 PROJECT DELTA
--------------------------------------------------------------------------------
                            Net Asset Value Back-Up
                          Properties Under Development

                                                           TERMINATE CAP RATES    DISCOUNT RATES
                                     FIRST MONTH           -------------------  -------------------
   PROPERTY               LOCATION    STABILIZED  UNITS    LOW CASE  HIGH CASE  LOW CASE  HIGH CASE  LOW CASE(1)  HIGH CASE(1)
---------------          -----------  ---------   -----    --------  ---------  --------  ---------  ----------   ------------
Champagne Towers         Los Angeles    Dec-99      119       7.75%     7.25%     15.00%     13.00%     $43,698      $49,683
Brittany                 Ranch          May-00      393       8.00%     7.50%     15.00%     13.00%      26,638       32,644
Sonoma                   Ranch          Apr-99      196       8.00%     7.50%     14.00%     12.00%      24,967       27,240
Stonecrest               Irvine         Oct-99      336       8.00%     7.50%     14.00%     12.00%      25,477       29,385
The Colony at Avventine  San Diego      Jun-00      232       8.00%     7.50%     15.00%     13.00%      12,645       16,320
Bair Island              Redwood        Dec-99      155       8.00%     7.50%     15.00%     13.00%      13,745       16,873
Park Place               Ranch          Aug-02    1,226       8.25%     7.75%     16.00%     14.00%      40,920       56,495
The Hamptons(2)          Cupertino      Feb-00      342       8.25%     7.75%     15.00%     13.00%      61,548       65,973
                                                  -----                                                 -------      -------
TOTAL PROPERTIES UNDER DEVELOPMENT                2,999                                                $249,638     $294,613

Notes:
(1) Valued as discounted cash flow as of 1/1/99 adjusted for costs to be incurred from the present (9/30/98) to 1/1/99.
(2) The Hamptons is included in developments because it is still in lease-up phase.

                                                                           DRAFT



                                 PROJECT DELTA
------------------------------------------------------------------------------
                   STATISTICS FOR SELECTED APARTMENT REITS(1)

                                                       Equity        Total          Total      Aggregate
                                            Apartment  Market        Market       Market Cap/  Value(5)/  Price/FFO
Company (Ticker)                            Units(2)   Value    Capitalization(1)   Unit(4)    LTM EBITDA  1999E(6)
-------------------------------------       ---------  -------- ----------------- -----------  ----------  --------
Archstone Communities Trust (ASN)            69,582    $2,803.1     $ 5,141.3      $ 73,888       15.9x      9.7x
Avalon Bay Communities (AVB)                 38,132    $2,185.1     $ 4,090.1      $107,261       16.6x     10.2x
BRE Properties (BRE)                         20,375    $1,149.3     $ 1,852.1      $ 90,902       15.5x     10.3x
Equity Residential Properties Trust (EQR)   192,558    $5,288.2     $11,402.4      $ 59,216       13.5x      9.1x
Essex Property Trust (ESS)                   12,266    $  545.9     $   946.4      $ 77,158       13.3x      9.4x
Post Properties (PPS)                        26,737    $1,634.6     $ 2,571.9      $ 96,194       15.0x     10.4x
--------------------------------------------------------------------------------------------------------------------
LOW                                                    $  545.9     $   946.4      $ 59,216       13.3x      9.1x
MEAN                                                   $2,267.7     $ 4,334.0      $ 84,103       15.0x      9.8x
MEDIAN                                                 $1,909.9     $ 3,331.0      $ 84,030       15.2x      9.9x
HIGH                                                   $5,288.2     $11,402.4      $107,261       16.6x     10.4x
--------------------------------------------------------------------------------------------------------------------
ALPHA ASSUMPTIONS:
                                                                                               LTM EBITDA  1999E FFO
                                                                                               ----------  ---------
                                                                                                $136,950     $2.78
--------------------------------------------------------------------------------------------------------------------
ALPHA IMPLIED VALUE RANGE
LOW                                                                                              $20.69     $25.38
HIGH                                                                                             $30.80     $28.93
--------------------------------------------------------------------------------------------------------------------
ALPHA IMPLIED VALUE RANGE INCLUDING VALUE OF
THE LAND RIGHTS AGREEMENT(7)
LOW                                                                                              $22.35     $27.04
HIGH                                                                                             $32.46     $30.59
--------------------------------------------------------------------------------------------------------------------



                                                                     Price/
                                                Debt-to-Market     Normalized FFO  Dividend    5-Year       Total   Multiple in
Company (Ticker)                                Capitalization      1999E(6)       Yield(8)  FFO Growth(6)  Return  Total Return
----------------------------------              --------------    --------------- --------- -------------  ------- ------------
Archstone Communities Trust (ASN)                    40.1%            11.3x        7.6%        11.0%       18.6%      0.52
Avalon Bay Communities (AVB)                         37.8%            11.2x        6.0%        12.0%       18.0%      0.56
BRE Properties (BRE)                                 37.9%            11.2x        5.9%         9.9%       15.8%      0.65
Equity Residential Properties Trust (EQR)            41.2%            11.1x        7.0%         9.1%       16.1%      0.57
Essex Property Trust (ESS)                           38.1%            10.3x        6.8%        10.0%       16.8%      0.56
Post Properties (PPS)                                30.6%             8.8x        6.8%         9.6%       16.4%      0.64
-------------------------------------------------------------------------------------------------------------------------------
LOW                                                  30.6%             8.8x        5.9%         9.1%       15.8%      0.52
MEAN                                                 37.6%            10.7x        6.7%        10.3%       16.9%      0.58
MEDIAN                                               38.0%            11.2x        6.8%        10.0%       16.6%      0.57
HIGH                                                 41.2%            11.3x        7.6%        12.0%       18.6%      0.65
-------------------------------------------------------------------------------------------------------------------------------
ALPHA ASSUMPTIONS:                                                  Normalized                5-Year
                                                                    1999E FFO   Dividend    FFO Growth
                                                                    ----------  --------    ----------
                                                                      $ 2.80      $ 1.89       11.7%
-------------------------------------------------------------------------------------------------------------------------------
ALPHA IMPLIED VALUE RANGE
LOW                                                                   $24.70      $24.98                            $26.98
HIGH                                                                  $31.56      $32.07                            $33.72
-------------------------------------------------------------------------------------------------------------------------------
ALPHA IMPLIED VALUE RANGE INCLUDING VALUE OF
  THE LAND RIGHTS AGREEMENT(7)
LOW                                                                   $26.36      $26.64                            $28.64
HIGH                                                                  $33.22      $33.74                            $35.38
-------------------------------------------------------------------------------------------------------------------------------


Notes:

(1) All information as of December 21, 1998.
(2) Does not include units under construction.
(3) Equals the sum of equity market value, debt outstanding and preferred stock at liquidation preference, in $MM.
(4) Actual dollar amounts shown.
(5) Aggregate Value equals Total Market Capitalization less cash.
(6) Estimates from First Call as of December 21, 1998, unless otherwise noted.
(7) The Land Rights Agreement is valued at $1.66 per share, or $75MM in aggregate.
(8) Based on dividend of $1.89, expected to be paid in late 1999 or 2000.

                                                                           DRAFT



                                  PROJECT DELTA
                             Ability-to-Pay Analysis
                                Break-Even Price


                                                                    ASSUMED
                                     SHARE PRICE                    COST OF  1999E
           COMPANY                    12/21/98   DEBT %    EQUITY %  DEBT     FFO
           -------                    --------   ------    --------  ----     ---
Archstone Communities Trust          $   19.56    45.1%     54.9%    7.00%  $ 2.02

Avalon Bay Communities               $   33.75    38.0%     62.0%    7.00%  $ 3.31

BRE Properties                       $   24.44    37.5%     62.5%    7.00%  $ 2.38

Equity Residential Properties Trust  $   40.56    40.7%     59.3%    7.00%  $ 4.44

Essex Property Trust                 $   29.50    37.5%     62.5%    7.00%  $ 3.15

Post Properties                      $   38.44    30.9%     69.1%    7.00%  $ 3.69







                                                                PRICE      FFO MULTIPLE
                                       1999E      BREAK-EVEN    AT 5%      REQUIRED FOR
           COMPANY                   FFO MULTIPLE  PRICE (1)  DILUTION (1)  $35 VALUE (1)
           -------                   ------------  ---------  ------------ -------------
Archstone Communities Trust             9.7x      $   33.34    $   35.01      10.8x

Avalon Bay Communities                  10.2x     $   33.31    $   34.98      11.2x

BRE Properties                          10.3x     $   33.38    $   35.05      11.2x

Equity Residential Properties Trust     9.1x      $   31.84    $   33.44      11.0x

Essex Property Trust                    9.4x      $   31.78    $   33.37      11.2x

Post Properties                         10.4x     $   32.92    $   34.57      11.5x

                                       Low        $   31.78    $   33.37      10.8x

                                       Median     $   33.12    $   34.77      11.2x

                                       High       $   33.38    $   35.05      11.5x




Note:
(1) Based on 1999E FFO of $2.78 from Alpha model, synergies of $6 MM, and $50 MM of transaction costs financed at 7%

                                                                           DRAFT



                                  PROJECT DELTA
                             Ability-to-Pay Analysis
                               Multiple Expansion


                                                             Supportable Price given FFO Multiple Expansion
                                            -----------------------------------------------------------------------------------
          COMPANY                           0.00X        0.25X        0.50X        0.75X        1.00X        1.25X        1.50X
          -------                           -----        -----        -----        -----        -----        -----        -----
Archstone Communities Trust               $   33.34    $   33.73    $   34.12    $   34.51    $   34.90    $   35.29    $   35.67
Avalon Bay Communities                    $   33.31    $   33.75    $   34.19    $   34.63    $   35.07    $   35.51    $   35.95
BRE Properties                            $   33.38    $   33.83    $   34.27    $   34.71    $   35.15    $   35.60    $   36.04
Equity Residential Properties Trust       $   31.84    $   32.26    $   32.68    $   33.10    $   33.52    $   33.95    $   34.37
Essex Property Trust                      $   31.78    $   32.23    $   32.67    $   33.11    $   33.55    $   34.00    $   34.44
Post Properties                           $   32.92    $   33.41    $   33.90    $   34.39    $   34.88    $   35.37    $   35.86

                                                                           DRAFT



                                 PROJECT DELTA
--------------------------------------------------------------------------------
                    Multifamily REIT Mergers & Acquisitions
                             Premiums Paid Analysis

                                                                               TARGET
                                                                        ----------------------
                                                                                                PREMIUM TO
ANNOUNCED(1)/         ACQUIRER/                                           EQUITY     AGGREGATE  UNAFFECTED    PREMIUM TO
 COMPLETED             TARGET              ASSET CLASS   CONSIDERATION    VALUE        VALUE     PRICE(2)    52-WEEK HIGH
-------------  --------------------------  -----------   -------------  ----------   ---------   ---------   ------------
                                                                          ($MM)        ($MM)
 7/8/98        Equity Residential/         Multifamily    Stock, Debt    $1,366.8    $2,169.7      20.5%        5.4%
10/19/98       Merry Land & Investment
               Company

 4/2/98        Security Capital Pacific    Multifamily    Stock, Debt     1,153.0     1,679.0      15.1%       -4.4%
 7/6/98        Trust/Security Capital
               Atlantic

 3/8/98        Bay Apartment               Multifamily    Stock, Debt     1,260.3     2,013.6      -1.0%       -6.5%
 6/4/98        Communities/Avalon
               Properties

12/23/97       Apartment Investment and    Multifamily    Stock, Debt       269.6       649.5       4.1%       -21.6%
  5/8/98       Management Co./
               Ambassador Apartments

12/17/97       Camden Property Trust/      Multifamily    Stock, Debt       394.4       833.9      11.0%       -0.9%
  4/8/98       Oasis Residential

 8/28/97       Equity Residential/         Multifamily    Stock, Debt       627.0      1072.5      20.7%       16.0%
12/23/97       Evans Withycombe
               Residential

  8/4/97       Post Properties/            Multifamily    Stock, Debt       329.4       560.8       7.0%        5.0%
10/24/97       Columbus Realty Trust

 1/17/97       Equity Residential/         Multifamily    Stock, Debt       478.7      1009.1      13.5%       11.8%
 5/30/97       Wellsford Residential

12/16/96       Camden Property Trust/      Multifamily    Stock, Debt       338.3       338.6      14.2%       -7.2%
 4/15/97       Paragon Group, Inc.

10/1/96        United Dominion Realty/     Multifamily    Stock, Debt       274.4       479.5      10.4%        0.4%
 1/2/97        South West Property Trust

10/11/95       BRE Properties              Multifamily    Stock, Debt       177.7       265.0      13.3%        8.2%
 3/15/96       REIT of California

                                                                                         Low       -1.0%      -21.6%
                                                                                         Mean      11.7%        0.6%
                                                                                         Median    13.3%        0.4%
                                                                                         High      20.7%       16.0%

               Beta/                       Multifamily     Cash          $1,467.6     $2,353.5     19.1%(3)     1.0%
               Alpha


Notes:
(1) Date announced is the date of the first significant press on the transaction.

(2) Unaffected price represents the average stock price for the 10 trading days ending five trading days prior to the announcement of the transaction.

(3) Based on current proposed price of $32.50. Unaffected price represents the average stock price for the 10 trading days ending five trading days prior to November 30, 1998.

                                                                           DRAFT


                                 PROJECT DELTA

--------------------------------------------------------------------------------
                   Summary of Precedent Minority Transactions

Size of Initial Ownership 55-75%
                                                                      Premium to
                                                                      Unaffected
 Deal                                               Size                Price
------                                            --------           ------------
1992-1996
  1. PHL Corp. Inc.                            $100MM-$300MM              28%
  2. Southeastern Public Service Co.           less than $100MM           -5%
  3. Club Med                                  $100MM-$300MM              42%
  4. Roto Rooter Inc.                          larger than $300MM         11%
  5. Allmerican Ppty. & Casualty Cos.          larger than $300MM         15%

1997
  6. Systemix Inc.                             larger than $300MM         22%
  7. Faulding Inc.                             less than $100MM           31%
  8. Wheelabrator Technologies Inc.            larger than $300MM         28%
  9. Rhone-Poulenc Rorer Inc.                  larger than $300MM         22%
     Rhone-Poulenc SA
 10. BET Holdings Inc.                         $100MM-$300MM              18%

1998
 11. Rayonier Timberlands LP                   $100MM-$300MM              25%
 12. NACT Telecommunications                   less than $100MM            8%
 13. Bo Office Products                        $100MM-$300MM              19%
 14. XL Connect Solutions                      $100MM-$300MM              12%
 15. BET Holdings                              larger than $300MM         15%
 16. Mycogen Corp.                             larger than $300MM         49%




                                 PROJECT DELTA

                   Summary of Precedent Minority Transactions


Size of Initial Ownership Less Than 55%
                                                                      Premium to
                                                                      Unaffected
 Deal                                               Size                Price
------                                            --------           ------------
1992-1996
  1. Medical Marketing Group Inc.              $100MM-$300MM              -8%
  2. Enquierer/Star Group Inc.                 larger than $300MM          2%
  3. Lin Broadcasting Corp.                    larger than $300MM         -7%
  4. Applied Immune Sciences                   $100MM-$300MM              47%

1997
  5. Systemix Inc.                             $100MM-$300MM              29%
  6. Calgene Inc.                              $100MM-$300MM              43%
  7. Zurich Reinsurance                        larger than $300MM         22%


1998
  8. Life Technologies                         larger than $300MM         17%
  9. J&L Specialty Steel Inc.                  larger than $300MM         72%
 10. BRC Holdings Inc.                         larger than $300MM         17%


                                                                           DRAFT


                                  PROJECT DELTA

                     Summary of Analysts' Valuation of Alpha

                                         SELECTED STATISTICS
                                 -------------------------------------
                                 ESTIMATED       PRICE         REPORT
     FIRM / ANALYST                 NAV          TARGET         DATE                     OBSERVATIONS
     --------------                 ---          ------         ----                     ------------
Green Street Advisors             $31.62 -      $33.58 -      12/10/98      - Provide three ranges of NAV using cap
                                  $35.28        $37.47 (1)                    rates of 7.5%, 7.25% and 7.0% respectively

MSDW/Bloom                        $31.00        $34.10 (2)     12/2/98      - Believes companies like Alpha should
                                                                              trade above NAV. Statement made
                                                                              12/3 that "$32.50 appears reasonable"

CIBC Oppenheimer/Zirakzadeh       $27.34        $30.50        11/17/98      - "One of the best positioned companies
                                                                              to weather most market difficulties,
                                                                              given its: 1) monopoly on apartment
                                                                              development on the Beta Ranch, 2)
                                                                              attractive internal growth prospects, 3)
                                                                              extensive development pipeline, and 4)
                                                                              balance sheet strength"

Jefferies & Company/Wilson        $24.00        $32.00        11/3/98
                                                              12/2/98

Sutro & Co./Silvers                  --         $30.00        10/5/98



Notes: (1) Price target based on appropriate premium to NAV suggested in report dated November 30, 1998.

       (2) Represents a 10% premium to NAV, based on comments made in research.

                                                                           DRAFT


                                  PROJECT DELTA

                         Summary of Analysts' Commentary
                       Following Announcement of Proposal

                                             REPORT
     FIRM / Analyst                           DATE                                        OBSERVATIONS
     --------------                           ----                                        ------------
Green Street Advisors                       12/10/98             -   NAV estimates: $31.62 at 7.5% cap; $33.39 at 7.25%
                                                                     cap rate; $35.28 at 7.00% cap

                                                                 -   "[Beta] is clearly paying a large premium to the value
                                                                     that the public market ascribed to [Alpha], but the
                                                                     buyout price does not reflect the intrinsic value of the
                                                                     company and operating partnership as a whole"

                                                                 -   Beta's offer ascribes no value to terminating the Land
                                                                     Rights Agreement, nor any "franchise value"

                                                                 -   "At $32.50/sh, [Beta's] offer is at the lower-end of our
                                                                     estimate of the range of [Alpha's] true NAV, and
                                                                     equates to an economic cap rate of 7.4% (a nominal cap
                                                                     rate of 7.7%), representing a per unit value of
                                                                     approximately $130,000. The per unit value may sound
                                                                     high, but other inferior apartment assets located in
                                                                     Orange County have closed during the last few months
                                                                     at valuations of $128,000-$148,000 per unit"

The Penobscot Group, Inc.                   12/10/98             -   "While it is still early, an affirmative answer on the
                                                                     fairness issue seems a stretch"

                                                                           DRAFT



                                  PROJECT DELTA

                         Summary of Analysts' Commentary
                       Following Announcement of Proposal
                                   (continued)

                                              REPORT
   FIRM / ANALYST                              DATE                                       OBSERVATIONS
   --------------                              ----                                       ------------
Realty Stock Review/                          12/4/98              -  "...in our view, there's at least a 50/50 chance that
Barry Vinocur                                                         [Beta] will sweeten his offer"

                                                                   -  "An offer in the $34 to $35 range better reflects not
                                                                      only [Alpha's] current value, but also gives investors
                                                                      who bought the development story's potential
                                                                      something for their vote of confidence in [Beta]"

                                                                   -  "We believe [Beta's] offer doesn't fully reflect the
                                                                      future value that shareholders paid for when they
                                                                      bought [Alpha]"

MSDW Bloom                                    12/3/98              -  "A competing offer is not anticipated, as the right to be the exclusive multifamily developer may not be
                                                                      transferred to another acquirer"

                                                                   -  "... a price of $32.50 appears reasonable"

                                                                   -  "An offer in the $34 to $35 range better reflects ...
                                                                      [Alpha's] current value..."

                                                                           DRAFT



                                  PROJECT DELTA

                         Summary of Analysts' Commentary
                       Following Announcement of Proposal
                                   (continued)

                                   REPORT
FIRM / ANALYST                      DATE                                                  OBSERVATIONS
--------------                      ----                                                  ------------
MSDW / Bloom                       12/2/98                    -   "...[The proposal] confirms our belief that many companies are trading at or below net asset value"
                                                              -   "...[Beta] appears very well capitalized and clearly has the wherewithal to carry out the transaction"
                                                              -   "At $32.50 per share, we believe [Alpha's] income is being valued at approximately 7.75% cap rate. We had used an 8% cap rate in coming up with our $31 net asset value (NAV)"
                                                              -   Believes companies with strong balance sheets, low payout ratios and exposure to attractive markets should trade above NAV

Jefferies Wilson                    12/2/98                   -   "We believe that the $32.50 share price offer, a 21% premium over the previous day's closing price, is a fair price for several reasons: (i) it represents a small premium (1/8) over the stock's all-time high of $32 7/16; (ii) at 12.7x our 1999 FFO/share estimate, it represents a significant premium over the peer group average multiple of 9.8x; and (iii) it is above our $32 price target."
                                                               -  "Given [Beta's] controlling ownership position in the REIT and over the Beta Ranch, we do not expect any competing offers."

                                                                           DRAFT


                                 PROJECT DELTA

                       SUMMARY ASSESSMENT OF ALTERNATIVES

                                                                                 EVALUATION CRITERIA
                                                                --------------------------------------------------------------------
                                                                                                              TRANSACTION
                                                                           SHAREHOLDER                         EXECUTION
      ALTERNATIVE                BRIEF DESCRIPTION                            VALUE                              RISK
---------------------        -------------------------           ----------------------------      ---------------------------------
                             o Remain a public company           o Sale of shares now in           o Depends on Beta's persistence -
                             o Continue to pursue                  arbitrageurs hands will           offer could remain outstanding
                               existing business plan              hurt share price                o However, Alpha can unilaterally
                                                                 o Allows inherent value as a        say no
I. Status Quo - "Just                                              public company to be
   Say No"                                                         eventually realized
                                                                 o Does not capture strategic
                                                                   value to Beta or another
                                                                   buyer or incremental value
                                                                   realizable as a private
                                                                   company

------------------------------------------------------------------------------------------------------------------------------------

                             o Take Alpha private in accordance  o Probable that highest inherent  o Question of tender or cash
                               with current proposal               value of Alpha is to Beta         merger, and at what price
                             o Proposal may be modified/         o Cash transactions: positive
II. Sale to Beta               improved through negotiations       assessment contingent upon
                                                                   current compensation for
                                                                   future ability to realize
                                                                   value

------------------------------------------------------------------------------------------------------------------------------------

                             o Announce that Steer is            o Merged entity may enhance       o Beta can (and probably would)
                               considering strategic               shareholder value and             block transaction
                               alternatives                        management                      o New GP entity would likely lose
III. Broader Marketing       o Approach Essex, BRE, Avalon Bay,  o Based on break-even multiple    o Land Rights Agreement
     of Company                EQR, Archstone, Post                of potential acquirors,
                             o Potentially could approach cash     $32.50 is a full price
                               buyers for some or all of assets  o Need substantial synergies to match Beta bid

------------------------------------------------------------------------------------------------------------------------------------

                             o Beta buys-out Land Rights Agreement
                             o Alpha (or successor will acquire
                               ranch properties through market,
IV. Sale of Land Rights        arms-length transactions
    Agreement                                                   SEE BELOW FOR COMMENTS RELATIVE TO VARIOUS DERIVATIVE SCENARIOS

------------------------------------------------------------------------------------------------------------------------------------

                             o Sell on-ranch assets to Beta      o Value may diminish given       o Valuation of ranch assets
                               for L.P. units                      loss of exclusivity on         o Valuation of remaining
                             o Alpha continues as California       ranch                            term of Land Rights
                               public REIT with reduced          o Does not capture strategic       Agreement
IVa. Alpha Remains a Public    percentage of on-ranch assets       value to another buyer or
     REIT                    o Alpha can acquire on-ranch          incremental value
                               parcels at arm's length             realizable as a private
                                                                   company

------------------------------------------------------------------------------------------------------------------------------------

                             o Sell some or all on-ranch         o Depends on valuation of        o Valuation of ranch assets
                               assets to Beta for L.P. units       on-ranch and off-ranch           and remaining company
IVb. Sell On-Ranch Assets to o Terminate Land Rights Agreement     assets and price achieved      o Valuation of remaining
     Beta & Sell Remaining   o Merge remaining assets into a                                        term of Land Rights
     Company                   public REIT or sell to a cash                                        Agreement
                               buyer

------------------------------------------------------------------------------------------------------------------------------------

                             o Lever up company to 65%           o Initial distribution offset    o Requires raise of
                               debt/value and pay out              by lower future multiple         substantial debt capital
                               dividend to shareholders          o Requires high EBITDA           o Requires Beta's approval
IVc. Lever Up Company        o Will likely also require            multiple to approach             to raise debt
                               restructuring of existing           $32.50 value
                               debt                              o Retirement of current
                                                                   debt very costly

------------------------------------------------------------------------------------------------------------------------------------

                                 PROJECT DELTA

                      SUMMARY ASSESSMENT OF ALTERNATIVES

------------------------------------------------------------------------------------------------------------------------------------


                                                                   EVALUATION CRITERIA
                              ------------------------------------------------------------------------------------------------------
                                 CAPITAL ACCESS/
                                ABILITY TO ACHIEVE                    TAX IMPACT                             RESOLUTION OF
      ALTERNATIVE                BUSINESS PLAN                      ON SHAREHOLDERS                           BETA ISSUES
---------------------        -------------------------          -----------------------           ----------------------------------
                            o Good, assuming REITs regain       o No transaction, no impact       o Resolves no issues relative
                              favor in capital markets          o However, dividend will            to Beta
I. Status Quo-"Just         o Potentially serious                 increase at a faster pace
   Say No                     management issues given             in the near term
                              current disruption                o Also, low return-of-capital
                                                                  component of dividend

------------------------------------------------------------------------------------------------------------------------------------

                             o Difficult if default on          o High gain likely realized       o Beta consolidates ownership
                               public bonds                     o As gain vs. income, more          and control and removes
                             o Higher leverage achievable         favorable tax rate probable       conflicts
II. Sale to Beta             o Ability to access equity
                               capital worsened
                             o Removal of Land Rights
                               Agreement eases operations

------------------------------------------------------------------------------------------------------------------------------------

                             o Could improve debt capacity      o Low if structured as stock       o If successful, would reduce
                               and cost of financing              merger                             Beta/Alpha ties
III. Broader Marketing       o Diversification may cheapen                                         o Given perceived importance
     of Company                debt cost                                                             of control to Beta, major
                                                                                                     issues would remain

------------------------------------------------------------------------------------------------------------------------------------


IV. Sale of Land Rights
    Agreement                            SEE BELOW FOR COMMENTS RELATIVE TO VARIOUS DERIVATIVE SCENARIOS


------------------------------------------------------------------------------------------------------------------------------------

                             o Depends on Wall Street's         o Transaction relates to OP,       o Radical strategy with
                               view of Alpha without ranch        not to public shareholders         substantial financial and
                               exclusivity                                                           strategic impacts
IVa. Alpha Remains a         o Multifamily development on-                                         o Although ties are severed,
     Public REIT               ranch still subject to Beta/                                          Alpha will still be on ranch
                               Alpha conflicts/restrictions,
                               because Beta still largest
                               owner

------------------------------------------------------------------------------------------------------------------------------------

                             o Depends on Wall Street's view    o High given possible taxable      o Radical strategy with
                               of Alpha and the newly merged      distribution                       substantial financial and
IVb. Sell On-Ranch Assets      entity                                                                strategic impacts
     to Beta & Sell          o Makes Beta independent and                                          o Although ties are severed,
     Remaining Company         reduces conflicts of interest                                         Alpha and newly merged entity
                                                                                                     can still exist on ranch

------------------------------------------------------------------------------------------------------------------------------------

                             o High leverage impairs future     o Large taxable distribution       o Does not address Beta proposal
                               access to capital                                                     nor issues under analysis
IVc. Lever Up Company        o Management issues remain
                             o High leverage makes development
                               riskier

------------------------------------------------------------------------------------------------------------------------------------


                  Legend
                -----------

                O  Worse/
                   Negative

                O  Neutral

                O  Better/
                   Positive

                                                                           DRAFT



                                       PROJECT DELTA

                                 Analysis of Beta's Rights

RIGHTS TO BLOCK ANOTHER BIDDER

- Consent of majority of LP interests (i.e., Beta) is required to transfer GP interest (including by merger) in the OP

-    Board cannot act without at least one Beta director present

- Many actions require "Required Directors" (75% of entire Board) for approval (see "Provisions affecting merger process")

 SHAREHOLDER MATTERS

-    Beta has ownership limit of 20% of total outstanding stock

-    Can exchange one-third of LP units once in each 12-month period

     -    Is subject to 20% ownership limit

     -    Will trigger tax event

- Has right to purchase shares in Alpha offerings, to maintain current ownership level

-    Other shareholders subject to 7.4% ownership limit

RIGHT TO NOMINATE DIRECTORS

-    20% OR more of LP units and stock - may nominate 3 members of the Board

-    15% to 20% of LP units and stock - may nominate 2 members of the Board

-    10% to 15% of LP units and stock - may nominate 1 member of the Board

- Beta agrees to vote for directors resulting in majority of independent directors

- Company agrees to nominate to Board or fill vacancies on the Board with person designated by Beta

CURRENT BOARD OF DIRECTORS (9 DIRECTORS):

                          Expiring 1999           Expiring 2000          Expiring 2001
                          -------------           -------------          -------------
INDEPENDENT DIRECTORS     J. Grundhofer           J. Peltason            A. Frank
                          B. McCoy                                       J. Seymour

BETA DIRECTORS            D. Bren                 M. McKee               R. Watson

CEO                       W. McFarland

                                                                           DRAFT



                                  PROJECT DELTA

                            Analysis of Beta's Rights

                                   (continued)

-    BETA'S ABILITY TO TERMINATE LAND RIGHTS AGREEMENT

-    If shareholders do not elect full number of Directors nominated by Beta

- If Board does not elect a person nominated by Beta to fill vacancy of a Beta-nominated Board member

- If provision of charter or bylaws which requires approval of Required Directors is modified or amended to require lower number of directors without Beta's prior consent

PROVISIONS AFFECTING MERGER PROCESS

- Beta cannot purchase shares above 20% ownership limit without two-thirds shareholder approval - If consensual deal, could undertake tender

- Approval of "Required Directors" (75% of entire Board) for change of control of Alpha or OP, amendment to bylaws, any merger or consolidation of assets of company or OP, issuance of equity securities, waiver or modification of ownership limits

- Beta is exempted from Maryland business combination and control share statutes

-    Two-thirds shareholder vote for merger or sale

ALPHA DEFENSIVE MEASURES

- Staggered Board of Directors - three classes holding office until third annual meeting

- Alpha may issue preferred stock without shareholder approval; requires Board (Required Directors) approval

- Business combination and control shares; but Beta exempted from Maryland business combination and control share acquisition statutes

- Directors may not be removed except for cause and upon 66-2/3% vote of shareholders

-    Annual Meeting to elect directors and vote on business issues

     - Board and shareholders must submit nominees 60 to 90 days prior to meeting

     - Advance notice must be provided on matters to be voted on at shareholder meetings

-    Special Meeting may be called by:

     -    Chairman of Board

     -    President

     -    Majority of Board of Directors

     - Written notice of certain percentage (maximum then allowed under Maryland law) of shareholders - but, unless called by majority of shares entitled to vote, a meeting will not be held to address matters voted on at meeting in preceding 12 months

                                                                           DRAFT


                                 PROJECT DELTA
--------------------------------------------------------------------------------
                       Financial Structure Considerations


FINANCING                 DESCRIPTION                    ASSUMABILITY BY SUCCESSOR ENTITY           ISSUES RELATED TO BUYOUT
------------------------------------------------------------------------------------------------------------------------------------

SECURED           $130MM outstanding at 7.12%                Lender consent may be needed        -DO YOU NEED CONSENT FOR CHANGE OF
MORTGAGES         average rate and average maturity                                                OF CONTROL AT GP?
                  of 8 years                                                                     -IF CONSENT IS NEEDED, IT COULD
                                                                                                   DELAY MERGER PROCESS

------------------------------------------------------------------------------------------------------------------------------------

MORTGAGE
NOTES PAYABLE     $49.7MM outstanding at rate of             Will be absorbed into Beta capital   -None
TO BETA           5.75%

------------------------------------------------------------------------------------------------------------------------------------

ASSESSMENT        $21.4MM outstanding at 4.43% rate            Consent may be needed              -Need consent of jurisdiction,
DISTRICT DEBT     expiring from 2009 to 2013                                                      trustee

------------------------------------------------------------------------------------------------------------------------------------
                  $334.2MM of bonds at average rate of     Assumable - if following are met:      -Not redeemable until 2008
                  4.93% Maturity May 15, 2025              -New entity shall assume bond          -Covenant definition of total
UNSECURED TAX     Mandatory tender in three tranches        obligations                            Assets
EXEMPT BONDS      ranging from 2008 to 2013                -No event of default shall occur       -Failure to observe covenants will
                                                           -Written consent of letter of            result in event of default
                                                            credit issuer                         -Event of default results in 1)
                                                                                                   acceleration, 2)legal
                                                                                                   proceedings, 3) appointment of
                                                                                                   receiver
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  -Covenant definition of Total
                                                           Assumable - if Successor:               Assets
UNSECURED PUBLIC  $100MM 7% Notes due 2007                 -is organized under laws of            -Waiver of certain covenants
10-YEAR NOTES     Redemption at any time at                 domestic jurisdiction                  requires majority vote
                  Make-Whole of Treasuries + .25%          -assumes the OP's obligations on       -If default occurs, redeem at
                                                            the Debt                               make-whole of $115.8MM. If bonds
                                                           -does not cause Event of Default        are downgraded, to prevent
                                                                                                   lawsuits, can tender of bonds at
                                                                                                   comparable cost
------------------------------------------------------------------------------------------------------------------------------------
                                                           Event of default occurs if (i) any
                 $250 mil unsecured credit facility        person acquires more than 30% of the
UNSECURED LINE   at 6.1% LIBOR plus .65% - current $0      common shares of IAC, (ii) failure     Will require waivers
OF CREDIT        balance 3 year facility expiring          of Alpha to be NYSE-listed or a        -If covenants cannot be waived,
                 June 2000                                 REIT, (iii) merger or (iv) change in    will become due and payable
                                                           majority of Board of Directors over
                                                           12 months
------------------------------------------------------------------------------------------------------------------------------------
                                                           Event of default occurs if (i) any
UNSECURED        $100 mil loan at 6.4%                     person acquires more than 30% of the
SHORT-TERM       One year facility with two options        common shares of Alpha, (ii) failure   Will require waivers
LOAN             Nov 2000 Wells Fargo and U.S. Bank        of Alpha to be NYSE-listed or a REIT,  -If covenants cannot be waived,
                 National Assoc                            (iii) merger or (iv) change in          will become due and payable
                                                           majority of Board of Directors over
                                                           12 months
------------------------------------------------------------------------------------------------------------------------------------
                 $150MM 8.25% Series A REIT Trust                                                 -Possible lawsuit (although risk
SERIES A         Originated Preferred (TOPrS)              Yes, but some concern about             factors state possibility of loss
PREFERRED        Issue by Alpha Capital Trust              de-REITing Alpha Capital Trust          of REIT status) -Also, possible
SECURITIES       Not redeemable prior to                                                           downgrade
                 December 31, 2002
------------------------------------------------------------------------------------------------------------------------------------
SERIES B                                                   Yes, but if Alpha Capital Trust is     -Issue of lawsuit if major tax
PREFERRED        $50MM 8.75% Series B Preferred            de-REITed, may cause OP to become       liability as a result of action
L.P. UNITS       L.P. Units Not redeemable prior           a publicly traded partnership, which    at Alpha Capital Trust
PRIVATE          to November 12, 2003                      would cause the holder to have a       -Issue of lawsuit given issuance
PLACEMENT                                                  serious tax event                       2 weeks prior to Beta's
                                                                                                   announcement (downgrade of
                                                                                                   Series B)
------------------------------------------------------------------------------------------------------------------------------------

                                                                           DRAFT



                                  PROJECT DELTA
                              Process / Next Steps

- Many elements / audiences need to be considered in determining the next actions to be taken by the special committee

     -    Beta

     -    Management

     -    Public shareholders / other potentially interested parties

- The most important response is to Beta

     -    Form of response

     -    Consider providing an indication of value / range of values

     -    Timing of response

     -    Also need to consider the appropriate messenger

                                                                           DRAFT



                                  PROJECT DELTA

                              Process / Next Steps
                                   (continued)

-    Dealing with management is also critical

     - Ensure appropriate participation by key people in this process, which will help maximize value for shareholders

          -    Stay bonuses

          -    Change-of-control termination compensation

     - Preserve ability of Company to function if Proposal or other transaction is not completed

-    Gaining shareholder support for the selected course of action is imported

     - Share price reaction to announcement will indicate support or opposition -- important to Board for reaction to be positive

     - Shareholder vote required: will be influenced by research analysts' reactions

-    Other potential steps to consider

     -    Public announcement of engagement of advisor

     - PR program to create negotiating leverage, specifically if negotiations with Beta are not progressing

                                                                           DRAFT


                                 PROJECT DELTA
--------------------------------------------------------------------------------
                  Property Breakdown: 55 Stabilized Properties

                                                                                             1999 FORECASTED NOI
                                              DATE OF     NUMBER OF   1998 4TH QUARTER   ---------------------------
     PROPERTY         TIER       CITY        COMPLETION     UNITS      FORECASTED NOI     LOW VALUE      LOW VALUE
-------------------   ----   -------------   ----------   ---------   ----------------   ------------   ------------
Santa Maria              I      Irvine          1997          227             $709           $3,000         $3,202
Turtle Rock Canyon       I      Irvine          1991          217              656            2,779          2,967
The Colony               I   Newport Beach      1997          245            1,200            5,081          5,424
Newport Ridge            I   Newport Beach      1996          512            1,667            7,058          7,534
Promontory Point         I   Newport Beach      1974          520            1,900            8,046          8,589
Baypointe                I   Newport Beach      1997          300            1,025            4,338          4,631
Rancho Monterey          I      Tustin          1996          436            1,256            5,319          5,678
Villas of Renaissance    I     La Jolla         1992          923            2,490           10,542         11,253
Amherst Court            I      Irvine          1991          162              317            1,342          1,433
One Park Place           I      Irvine          1998          216              400            1,694          1,808
San Mateo                I      Irvine          1990          283              564            2,388          2,549
San Paulo                I      Irvine          1993          382              789            3,343          3,568
Santa Clara              I      Irvine          1996          378            1,041            4,408          4,705
Santa Rosa               I      Irvine          1996          368              962            4,073          4,348
Santa Rosa II            I      Irvine          1997          207              800            3,387          3,616
Villa Coronado           I      Irvine          1996          513            1,341            5,679          6,062
Rancho Mariposa          I      Tustin          1992          238              533            2,255          2,407
Sierra Vista             I      Tustin          1992          306              692            2,929          3,127
                                             ----------   ---------   ----------------   ------------   ------------
TIER I SUBTOTAL                                 1992        6,433          $18,341          $77,662        $82,902
                                             ----------   ---------   ----------------   ------------   ------------
Berkeley Court          II      Irvine          1986          152              369            1,564          1,670
Cedar Creek             II      Irvine          1985          176              383            1,620          1,730
Columbia Court          II      Irvine          1984           58              132              557            595
Cornell Court           II      Irvine          1984          109              277            1,171          1,250
Cross Creek             II      Irvine          1985          136              307            1,301          1,388
Dartmouth Court         II      Irvine          1986          294              663            2,806          2,995
Harvard Court           II      Irvine          1986          112              245            1,037          1,107
Rancho San Joaquin      II      Irvine          1976          368              862            3,649          3,896
San Carlo               II      Irvine          1989          354              932            3,947          4,214
San Leon                II      Irvine          1987          248              579            2,451          2,617
San Marco               II      Irvine          1988          426              934            3,957          4,224
San Marino              II      Irvine          1986          200              426            1,802          1,924
San Remo                II      Irvine         1986/88        248              512            2,168          2,314
Stanford Court          II      Irvine          1985          320              735            3,113          3,324
Turtle Rock Vista       II      Irvine         1976/77        252              666            2,822          3,012
Woodbridge Willows      II      Irvine          1984          200              443            1,874          2,000
Bayport                 II   Newport Beach      1971          104              242            1,026          1,096
Bayview                 II   Newport Beach      1971           64              178              753            804
Baywood                 II   Newport Beach     1973/84        388              988            4,185          4,467
Newport North           II   Newport Beach      1986          570            1,470            6,226          6,646
Rancho Alisal           II      Tustin         1988/91        356              821            3,478          3,713
Rancho Maderas          II      Tustin          1989          266              641            2,714          2,897
Rancho Santa Fe         II      Tustin          1998          316            1,025            4,340          4,633
Rancho Tierra           II      Tustin          1989          252              632            2,675          2,856
                                             ----------   ---------   ----------------   ------------   ------------
TIER II SUBTOTAL                                1984        5,969          $14,463          $61,239        $65,371
                                             ----------   ---------   ----------------   ------------   ------------
Deerfield              III      Irvine         1975/83        288              569            2,408          2,570
Northwood Park         III      Irvine          1985          168              363            1,538          1,642
Northwood Place        III      Irvine          1986          604            1,315            5,569          5,944
Orchard Park           III      Irvine          1982           60              150              634            676
Park West              III      Irvine       1970/71/72       880            1,870            7,918          8,452
Parkwood               III      Irvine          1974          296              593            2,509          2,679
The Parklands          III      Irvine          1983          121              314            1,330          1,419
Windwood Glen          III      Irvine          1985          196              462            1,956          2,088
Windwood Knoll         III      Irvine          1983          248              514            2,178          2,325
Woodbridge Oaks        III      Irvine          1983          120              290            1,227          1,310
Woodbridge Pines       III      Irvine          1976          220              471            1,992          2,127
Woodbridge Villas      III      Irvine          1982          258              508            2,150          2,295
Mariner Square         III   Newport Beach      1969          114              261            1,104          1,178
                                             ----------   ---------   ----------------   ------------   ------------
TIER III SUBTOTAL                               1978        3,573           $7,678          $32,512        $34,705
                                             ----------   ---------   ----------------   ------------   ------------
TOTAL                                                      15,975          $40,482         $171,412       $182,979
                                                          =========   ================   ============   ============

                                                                           DRAFT



                                 PROJECT DELTA
--------------------------------------------------------------------------------
                  Stock Option Impact -- Treasury Stock Method


--------------------------------------------------------------------------------------------------------------------------------
                                                                                                   AT $45/SHARE
                                                                               -------------------------------------------------
                                                     WTD.AVE.                                                 NET     CUMULATIVE
                           EXERCISE        NO.       EXERCISE    CUMULATIVE        GROSS     REPURCHASED     SHARES     SHARES
         SERIES             PRICE      OUTSTANDING    PRICE      OUTSTANDING     PROCEEDS       SHARES       ISSUED     ISSUED
         ------            --------    -----------   --------    -----------   -----------   ------------   --------  ----------
4/20/1995 Stock Options    $12.6250          4,000   $12.6250          4,000   $    50,500          1,122      2,878       2,878
3/1/1995 Stock Options      16.1250        110,333    16.0026        114,333     1,779,120         39,536     70,797      73,675
12/8/1993 Stock Options     17.4400         20,000    16.2166        134,333       348,800          7,751     12,249      85,924
11/30/1993 Stock Options    17.5000         32,500    16.4666        166,833       568,750         12,639     19,861     105,785
1/25/1994 Stock Options     17.5000         15,000    16.5518        181,833       262,500          5,833      9,167     114,951
4/30/1996 Stock Options     20.0625          4,000    16.6274        185,833        80,250          1,783      2,217     117,168
4/25/1997 Stock Options     26.6250         20,000    17.5988        205,833       532,500         11,833      8,167     125,335
4/25/1997 Stock Options     26.7500          5,000    17.8159        210,833       133,750          2,972      2,028     127,363
2/4/1997 Stock Options      26.8750        110,000    20.9218        320,833     2,956,250         65,694     44,306     171,668
7/15/1997 Stock Options     29.5000        100,000    22.9602        420,833     2,950,000         65,556     34,444     206,113
6/1/1998 Stock Options      29.8125         10,000    23.1193        430,833       298,125          6,625      3,375     209,488
5/7/1998 Stock Options      30.1250         12,500    23.3168        443,333       376,563          8,368      4,132     213,620
3/12/1998 Stock Options     30.4375        100,000    24.6274        543,333     3,043,750         67,639     32,361     245,981
2/23/1998 Stock Options     30.6875         10,000    24.7369        553,333       306,875          6,819      3,181     249,161
4/22//1998 Stock Options    31.1875         10,000    24.8514        563,333       311,875          6,931      3,067     252,231
4/1/1998 Stock Options      31.3125         23,500    25.1101        586,833       735,844         16,352      7,148     259,379
2/6/1998 Stock Options      31.6250         38,000    25.5063        624,833     1,201,750         26,706     11,294     270,673
2/2/1998 Stock Options      32.0625         53,000    26.0190        677,833     1,699,313         37,763     15,238     285,910
  TOTAL/WTD. AVE.          $26.0190        677,833                             $17,636,513        391,923    285,910
--------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------
                                            VALUE/SHARE
                             ----------------------------------------
                                 $35.00         $40.00         $45.00
                                 ------         ------         ------
Option Share Equivalents        173,933        236,920        285,910
Shares and Units             45,156,808     45,156,808     45,156,808
                             ----------     ----------     ----------
  TOTAL                      45,330,741     45,393,728     45,442,718
---------------------------------------------------------------------

                                                                           DRAFT


                                 PROJECT DELTA
-------------------------------------------------------------------------------
               Case 1: Assumes 5% Rental Growth and 95% Occupancy

                                                                                                            1999-2003
                             1999          2000          2001          2002          2003          2004        CAGR
                             ----          ----          ----          ----          ----          ----       ------
FFO                        $132,491      $157,583      $185,700      $218,794      $250,664      $293,980
Shares Outstanding           49,539        52,302        55,601        59,694        62,932        62,932
FFO/Share                  $   2.67      $   3.01      $   3.34      $   3.67      $   3.98      $   4.67      10.5%
Dividend/Share             $   1.62      $   1.83      $   2.00      $   2.21      $   2.58                    12.3%



                                                                 TERMINAL 2004 FFO MULTIPLE
DISCOUNT                           --------------------------------------------------------------------------------------
 RATES                                8.5x         9.0x         9.5x         10.0x        10.5x        11.0x        11.5x
--------                              ----         ----         ----         -----        -----        -----        -----
12.0%       Total Equity           $1,701,964   $1,776,433   $1,850,903   $1,925,373   $1,999,843   $2,074,312   $2,148,782
            Non-Beta Equity           627,107      654,546      681,985      709,425      736,864      764,303      791,742
            Per Share              $    37.54   $    39.19   $    40.83   $    42.47   $    44.12   $    45.76   $    47.40

13.0%       Total Equity           $1,623,509   $1,694,111   $1,764,713   $1,835,316   $1,905,918   $1,976,520   $2,047,122
            Non-Beta Equity           598,200      624,214      650,228      676,242      702,256      728,270      754,284
            Per Share              $    35.81   $    37.37   $    38.93   $    40.49   $    42.04   $    43.60   $    45.16

14.0%       Total Equity           $1,549,560   $1,616,527   $1,683,493   $1,750,460   $1,817,427   $1,884,394   $1,951,360
            Non-Beta Equity           570,952      595,627      620,302      644,976      669,651      694,325      719,000
            Per Share              $    34.18   $    35.66   $    37.14   $    38.61   $    40.09   $    41.57   $    43.05

15.0%       Total Equity           $1,479,816   $1,543,364   $1,606,912   $1,670,460   $1,734,008   $1,797,556   $1,861,104
            Non-Beta Equity           545,254      568,669      592,084      615,499      638,914      662,329      685,744
            Per Share              $    32.64   $    34.05   $    35.45   $    36.85   $    38.25   $    39.65   $    41.06

16.0%       Total Equity           $1,414,001   $1,474,332   $1,534,663   $1,594,994   $1,655,325   $1,715,656   $1,775,987
            Non-Beta Equity           521,004      543,234      565,463      587,693      609,923      632,152      654,382
            Per Share              $    31.19   $    32.52   $    33.85   $    35.18   $    36.52   $    37.85   $    39.18


Notes:
(1) Assumes 2004 FFO is grown at the 1999-2003 CAGR.
(2) Land Rights valued at $65 MM in 2004

                                                                           DRAFT


                                 PROJECT DELTA
-------------------------------------------------------------------------------
               Case 2: Assumes 7% Rental Growth and 96% Occupancy

                                                                                                       1999-2003
                             1999          2000          2001          2002          2003          2004        CAGR
                             ----          ----          ----          ----          ----          ----       ------
FFO                        $137,806      $165,394      $193,547      $227,072      $259,731      $304,325
Shares Outstanding           49,519        52,219        55,350        59,245        62,335        62,335
FFO/Share                  $   2.78      $   3.17      $   3.50      $   3.83      $   4.17      $   4.88      10.6%
Dividend/Share             $   1.67      $   1.89      $   2.08      $   2.26      $   2.44                    10.0%



                                                                 TERMINAL 2004 FFO MULTIPLE
DISCOUNT                           --------------------------------------------------------------------------------------
 RATES                                8.5x         9.0x         9.5x         10.0x        10.5x        11.0x        11.5x
--------                              ----         ----         ----         -----        -----        -----        -----
12.0%       Total Equity           $1,749,336   $1,826,426   $1,903,516   $1,980,607   $2,057,697   $2,134,787   $2,211,878
            Non-Beta Equity           664,562      672,967      701,371      729,776      758,181      786,586      814,990
            Per share              $    38.59   $    40.29   $    41,99   $    43.69   $    45.39   $    47.09   $    48.79

13.0%       Total Equity           $1,668,636   $1,741,723   $1,814,809   $1,887,896   $1,960,982   $2,034,069   $2,107,155
            Non-Beta Equity           614,827      641,757      668,686      695,616      722,545      749,475      776,404
            Per share              $    36.81   $    38.42   $    40.03   $    41.65   $    43.26   $    44.87   $    46.48

14.0%       Total Equity           $1,592,574   $1,661,897   $1,731,220   $1,800,543   $1,869,867   $1,939,190   $2,008,513
            Non-Beta Equity           586,801      612,344      637,887      663,430      688,973      714,516      740,059
            Per share              $    35.13   $    36.66   $    38.19   $    39.72   $    41.25   $    42.78   $    44.31

15.0%       Total Equity           $1,520,840   $1,586,624   $1,652,408   $1,718,192   $1,783,977   $1,849,761   $1,915,545
            Non-Beta Equity           560,370      584,609      608,848      633,087      657,326      681,564      705,803
            Per share              $    33.55   $    35.00   $    36.45   $    37.90   $    39.35   $    40.80   $    42.26

16.0%       Total Equity           $1,453,150   $1,515,604   $1,578,058   $1,640,512   $1,702,966   $1,765,420   $1,827,874
            Non-Beta Equity           535,429      558,441      581,453      604,465      627,476      650,488      673,500
            Per share              $    32.06   $    33.43   $    34.81   $    36.19   $    37.57   $    38.94   $    40.32


Notes:
(1) Assumes 2004 FFO is grown at the 1999-2003 CAGR.
(2) Land Rights valued at $65 MM in 2004.

                                                                           DRAFT


                                 PROJECT DELTA
-------------------------------------------------------------------------------
               Case 3: Assumes 9% Rental Growth and 97% Occupancy

                                                                                                             1999-2003
                             1999          2000          2001          2002          2003          2004        CAGR
                             ----          ----          ----          ----          ----          ----       ------
FFO                        $140.858      $170,992      $199,913      $233,851      $266,813      $313,013
Shares Outstanding           49,512        52,198        55,214        58,948        61,931        61,931
FFO/Share                  $   2.84      $   3.28      $   3.62      $   3.97      $   4.31      $   5.05      10.9%
Dividend/Share             $   1.69      $   1.95      $   2.14      $   2.33      $   2.52                    10.5%



                                                                 TERMINAL 2004 FFO MULTIPLE
DISCOUNT                           --------------------------------------------------------------------------------------
 RATES                                8.5x         9.0x         9.5x         10.0x        10.5x        11.0x        11.5x
--------                              ----         ----         ----         -----        -----        -----        -----
12.0%       Total Equity           $1,796,973   $1,876,264   $1,955,555   $2,034,846   $2,114,137   $2,193,429   $2,272,720
            Non-Beta Equity           662,114      691,330      720,546      749,761      778,977      808,193      837,408
            Per share              $    39.64   $    41.39   $    43.14   $    44,89   $    46.64   $    48.39   $    50.14
                                                ----------   ----------   ----------   ----------
13.0%       Total Equity           $1,714,044   $1,789,217   $1,864,390   $1,939,563   $2,014,736   $2,089,909   $2,165,082
            Non-Beta Equity           631,558      659,256      686,955      714,653      742,351      770,050      797,748
            Per share              $    37.81   $    39.47   $    41.13   $    42.79   $    44.44   $    46.10   $    47.76

14.0%       Total Equity           $1,635,880   $1,707,182   $1,778,484   $1,849,787   $1,921,089   $1,992,391   $2,063,694
            Non-Beta Equity           602,758      629,030      655,302      681,574      707,846      734,118      760,390
            Per share              $    36.09   $    37.66   $    39.23   $    40,81   $    42.38   $    43.95   $    45.52

15.0%       Total Equity           $1,562,165   $1,629,827   $1,697,489   $1,765,151   $1,832,813   $1,900,476   $1,968,138
            Non-Beta Equity           575,597      600,528      625,458      650,389      675,320      700,251      725,182
            Per share              $    34.46   $    35.95   $    37.45   $    38.94   $    40.43   $    41.92   $    43.42
                                                ----------   ----------   ----------   ----------
16.0%       Total Equity           $1,492,605   $1,556,842   $1,621,079   $1,685,316   $1,749,553   $1,813,790   $1,878,027
            Non-Beta Equity           549,967      573,636      597,304      620,973      644,642      668,311      691,980
            Per share              $    32.93   $    34.34   $    35.76   $    37.18   $    38.59   $    40.01   $    41.43


Notes:
(1) Assumes 2004 FFO is grown at the 1999-2003 CAGR.
(2) Land Rights valued at $65 MM in 2004.

                                                                           DRAFT


                                 PROJECT DELTA
-------------------------------------------------------------------------------
               Case 4: LBO with 5% Rental Growth and 95% Occupancy

                                                                                                            1999-2003
                             1999          2000          2001          2002          2003          2004        CAGR
                             ----          ----          ----          ----          ----          ----       ------
FFO                         $94,911      $112,822      $133,571      $158,688      $183,250      $216,011
Shares Outstanding           29,419        29,419        29,419        29,419        29,419        29,419
FFO/Share                   $  3.23      $   3.83      $   4.54      $   5.39      $   6.23      $   7.34      17.9%
Dividend/Share              $  1.54      $   1.83      $   2.08      $   2.48      $   2.89



                                                                 TERMINAL 2004 FFO MULTIPLE
DISCOUNT                           --------------------------------------------------------------------------------------
 RATES                                8.0x         8.5x         9.0x          9.5x        10.0x        10.5x        11.0x
--------                              ----         ----         ----         -----        -----        -----        -----
 13.5%      Total Equity           $1,051,405   $1,101,926   $1,152,447   $1,202,967   $1,253,488   $1,304,009   $1,354,530

            Per share              $    35.74   $    37.46   $    39.17   $    40.89   $    42.61   $    44.33   $    46.04
                                                ----------   ----------   ----------   ----------
 14.5%      Total Equity           $1,002,786   $1,050,717   $1,098,647   $1,146,578   $1,194,508   $1,242,439   $1,290,370

            Per share              $    34.09   $    35.72   $    37.34   $    38.97   $    40.60   $    42.23   $    43.86

 15.5%      Total Equity           $  956,943   $1,002,437   $1,047,931   $1,093,425   $1,138,919   $1,184,413   $1,229,907

            Per share              $    32.53   $    34.07   $    35.62   $    37.17   $    38.71   $    40.26   $    41.81

 16.5%      Total Equity           $  913,694   $  956,895   $1,000,095   $1,043,296   $1,086,497   $1,129,697   $1,172,898

            Per share              $    31.06   $    32.53   $    33.99   $    35.46   $    36.93   $    38.40   $    39.87
                                                ----------   ----------   ----------   ----------
 17.5%      Total Equity           $  872,869   $  913,910   $  954,951   $  995,992   $1,037,033   $1,078,074   $1,119,115

            Per share              $    29.67   $    31.07   $    32.46   $    33.86   $    35.25   $    36.65   $    38.04

Notes:
(1) Assumes 2004 FFO is grown at the 1999-2003 CAGR.

(2) Assumes Beta borrows $550 MM and buys back shares at $32.50.

(3) Land Rights given a value of $65 MM in 2004.

                                                                           DRAFT


                                 PROJECT DELTA
-------------------------------------------------------------------------------
               Case 5: LBO with 7% Rental Growth and 96% Occupancy

                                                                                                            1999-2003
                             1999          2000          2001          2002          2003          2004        CAGR
                             ----          ----          ----          ----          ----          ----       ------
FFO                        $101,300      $122,253      $143,323      $169,146      $194,397      $228,803
Shares Outstanding           29,419        29,419        29,419        29,419        29,419        29,419
FFO/Share                  $   3.44      $   4.16      $   4.87      $   5.75      $   6.61      $   7.78      17.7%
Dividend/Share             $   1.65      $   1.99      $   2.25      $   2.66      $   3.08


                                                                 TERMINAL 2004 FFO MULTIPLE
DISCOUNT                           --------------------------------------------------------------------------------------
 RATES                                8.0x         8.5x         9.0x          9.5x        10.0x        10.5x        11.0x
--------                              ----         ----         ----         -----        -----        -----        -----
13.5%       Total Equity           $1,115,325   $1,168,838   $1,222,350   $1,275,863   $1,329,375   $1,382,888   $1,436,401
            Per Share              $    37.91   $    39.73   $    41.55   $    43.37   $    45.19   $    47.01   $    48.83
                                                -------------------------------------------------
14.5%       Total Equity           $1,063,839   $1,114,608   $1,165,377   $1,216,146   $1,266,915   $1,317,684   $1,368,453
            Per Share              $    36.16   $    37.89   $    39.61   $    41.34   $    43.06   $    44.79   $    46.52

15.5%       Total Equity           $1,015,291   $1,063,479   $1,111,667   $1,159,855   $1,208,043   $1,256,231   $1,304,419
            Per Share              $    34.51   $    36.15   $    37.79   $    39.43   $    41.06   $    42.70   $    44.34

16.5%       Total Equity           $  969,488   $1,015,247   $1,061,006   $1,106,765   $1,152,523   $1,198,282   $1,244,041
            Per Share              $    32.95   $    34.51   $    36.07   $    37.62   $    39.18   $    40.73   $    42.29
                                                -------------------------------------------------
17.5%       Total Equity           $  926,250   $  969,721   $1,013,193   $1,056,664   $1,100,135   $1,143,607   $1,187,078
            Per Share              $    31.48   $    32.96   $    34.44   $    35.92   $    37.40   $    38.87   $    40.35

Notes:
(1) Assumes 2004 FFO is grown at the 1999-2003 CAGR.
(2) Assumes Beta borrows $550 MM and buys back shares at $32.50.
(3) Land Rights given a value of $65 MM in 2004.

                                                                           DRAFT


                                 PROJECT DELTA
-------------------------------------------------------------------------------
              Case 6: LBO with 9% Rental Growth and 97% Occupancy

                                                                                                            1999-2003
                             1999          2000          2001          2002          2003          2004        CAGR
                             ----          ----          ----          ----          ----          ----       ------
FFO                        $103,446      $126,622      $148,377      $174,572      $200,171      $236,087
Shares Outstanding           29,419        29,419        29,419        29,419        29,419        29,419
FFO/Share                  $   3.52      $   4.30      $   5.04      $   5.93      $   6.80      $   8.02      17.9%
Dividend/Share             $   1.69      $   2.07      $   2.33      $   2.75      $   3.18



                                                                 TERMINAL 2004 FFO MULTIPLE
DISCOUNT                           --------------------------------------------------------------------------------------
 RATES                                8.0x         8.5x         9.0x          9.5x        10.0x        10.5x        11.0x
--------                              ----         ----         ----         -----        -----        -----        -----
13.5%       Total Equity           $1,150,131   $1,205,347   $1,260,564   $1,315,780   $1,370,996   $1,426,213   $1,481,429

            Per share              $    39.09   $    40.97   $    42.85   $    44.73   $    46.60   $    48.48   $    50.36
                                                -------------------------------------------------
14.5%       Total Equity           $1,097,043   $1,149,429   $1,201,814   $1,254,199   $1,306,585   $1,358,970   $1,411,356

            Per share              $    37.29   $    39.07   $    40.85   $    42.63   $    44.41   $    46.19   $    47.97

15.5%       Total Equity           $1,046,985   $1,096,707   $1,146,429   $1,196,152   $1,245,874   $1,295,596   $1,345,318

            Per share              $    35.59   $    37.28   $    38.97   $    40.66   $    42.35   $    44.04   $    45.73

16.5%       Total Equity           $  999,756   $1,046,972   $1,094,187   $1,141,403   $1,188,619   $1,235,835   $1,283,050

            Per share              $    33.98   $    35.59   $    37.19   $    38.80   $    40.40   $    42.01   $    43.61
                                                -------------------------------------------------
17.5%       Total Equity           $  955,172   $1,000,027   $1,044,883   $1,089,738   $1,134,594   $1,179,449   $1,224,304

            Per share              $    32.47   $    33.99   $    35.52   $    37.04   $    38.57   $    40.09   $    41.62


Notes:
(1) Assumes 2004 FFO is grown at the 1999-2003 CAGR.
(2) Assumes Beta borrows $550 MM and buys back shares at $32.50.
(3) Land Rights given a value of $65 MM in 2004.

                                                                           DRAFT


                                 PROJECT DELTA
                Trading Statistics for Selected Apartment REITS

                                                                     Equity         Total              Price/FFO(8)
                                           12/21/98    52-Week       Market         Market      ---------------------------
Company (Ticker)                             Price     High/Low      Value(1)   Compensation(2)  LTM(3)  1998E(4)  1999E(4)
---------------------------------------    --------  -------------   --------   ---------------  ------  --------  --------
Archstone Communities Trust (ASN)           $19.56   $24.69/$17.88   $2,803.1      $ 5,141.3      8.7x    10.9x      9.7x
Avalone Bay Communities (AVB)               $33.75   $39.38/$30.50   $2,185.1      $ 4,090.1     12.7x    11.8x     10.2x
BRE Properties (BRE)                        $24.44   $28.75/$21.50   $1,149.3      $ 1,852.1     11.9x    11.6x     10.3x
Equity Residential Properties Trust (EQR)   $40.56   $52.26/$34.69   $5,288.2      $11,402.4     13.4x    10.0x      9.1x
Essex Property Trust (ESS)                  $29.50   $35.38/$26.94   $  545.9      $   946.4     10.7x    10.3x      9.4x
Post Properties (PPS)                       $38.44   $42.00/$35.81   $1,634.6      $ 2,571.9     11.7x    11.4x     10.4x
-------------------------------------------------------------------------------------------------------------------------
Mean                                                                 $2,267.7      $ 4,334.0     11.5x    11.0x      9.8x
Median                                                               $1,909.9      $ 3,331.0     11.8x    11.2x      9.9x
-------------------------------------------------------------------------------------------------------------------------
AMI.I Residential Properties (AML)          $22.50   $24.38/$18.44   $  447.9      $   949.5      9.9x     9.6x      8.8x
Apartment Investment & Management (AIV)     $37,31   $41.00/$30.00   $2,031.7      $ 3,775.3     10.7x    10.9x      9.4x
Associated Estates Realty (AEC)             $12.44   $24.38/$12.00   $  428.6      $   958.1      6.2x     6.4x      6.3x
Berkshire Realty Company, Inc. (BRI)        $ 9.19   $12.38/$ 8.13   $  419.4      $ 1,048.3      8.2x     8.1x      7.6x
Camden Property Trust (CPT)                 $25.75   $31.13/$24.50   $1,216.2      $ 2,286.0      9.6x     8.7x      8.0x
Charles E. Smith Residential (SRW)          $31.25   $35.75/$28.31   $  975.6      $ 1,877.4     11.0x    10.7x      9.9x
Gables Residential Trust (GPB)              $24.44   $28.31/$22.00   $  802.4      $ 1,770.4      9.3x     9.2x      8.4x
Home Properties of New York (HME)           $25.44   $28.06/$21.19   $  681.8      $ 1,087.5     10.3x    10.5x      9.4x
Mid-America Apartment (MAA)                 $23.38   $29.88/$22.75   $  510.3      $ 1,381.7      8.0x     7.9x      7.4x
Summit Properties (SMT)                     $17.63   $22.00/$16.50   $  522.9      $ 1,126.5      8.9x     8.8x      8.2x
Town and Country Trust (TCT)                $15.19   $17.94/$13.25   $  276.9      $   612.5      8.5x     8.6x      8.2x
United Dominion Realty Trust (UDR)          $10.38   $14.81/$10.19   $1,106.5      $ 2,910.4      7.5x     7.6x      7.2x
Walden Residential Properties (WDN)         $10.63   $17.13/$19.25   $  575.0      $ 1,377.4      7.9x     7.7x      7.3x
-------------------------------------------------------------------------------------------------------------------------
Mean                                                                 $   768.9     $ 1,627.8      8.8x     8.8x      8.2x
Median                                                               $   575.0     $ 1,377.4      8.5x     8.6x      8.0x
-------------------------------------------------------------------------------------------------------------------------
Alpha                                       $32.00                   $ 1,450.6     $ 2,330.6     14.5x    14.0x     12.5x
Alpha Unaffected(9)(10)                     $27.23                   $ 1,234.4     $ 2,114.3     12.4x    11.9x      9.8x
-------------------------------------------------------------------------------------------------------------------------


                                                                    Aggregate
                                               Price/AFFO(5)     Value/EBITDA(7)(8)              Payout Ratio (1998E) 5 Year
                                            ------------------  ----------------------  Dividend --------------------  FFO
Company (Ticker)                            1998E(6)  1999E(6)   LTM    1998E   1999E    Yield      FFO      AFFO    Growth(4)
--------------------------------------      --------  --------  ------  ------  ------  --------   ------   -------  ---------
Archstone Communities Trust (ASN)             11.8x    10.7x     15.9x   15.5x   11.4x     7.6%     82.1%     89.2%    11.0%
Avalone Bay Communities (AVB)                 12.1x    10.3x     16.6x   20.9x   11.8x     6.0%     71.1%     72.9%    12.0%
BRE Properties (BRE)                          11.9x    10.7x     15.5x   14.0x   11.6x     5.9%     68.5%     69.9%     9.9%
Equity Residential Properties Trust (EQR)     11.2x    10.1x     13.5x    N.A.   N.A.      7.0%     70.2%     78.2%     9.1%
Essex Property Trust (ESS)                    12.6x    11.4x     13.3x   11.3x    9.8x     6.8%     70.1%     85.5%    10.0%
Post Properties (PPS)                         11.8x    11.0x     15.0x   14.4x   12.2x     6.8%     77.4%     79.8%     9.6%
----------------------------------------------------------------------------------------------------------------------------
Mean                                          11.9x    10.7x     15.0x   15.2x   11.4x     6.7%     73.2%     79.2%    10.3%
Median                                        11.8x    10.7x     15.2x   14.4x   11.6x     6.8%     70.6%     79.0%    10.0%
----------------------------------------------------------------------------------------------------------------------------
AMI.I Residential Properties (AML)            10.6x     9.9x     14.9x   13.6x   10.8x     7.8%     75.0%     83.0%     6.5%
Apartment Investment & Management (AIV)       12.8x    11.0x     16.6x   13.6x    9.6x     6.0%     65.9%     77.1%    12.3%
Associated Estates Realty (AEC)                6.4x     6.3x     14.1x   10.8x    7.7x    15.0%     96.0%     95.4%     3.0%
Berkshire Realty Company, Inc. (BRI)           8.7x     8.4x     12.1x   11.6x    9.7x    10.6%     85.2%     91.5%     6.0%
Camden Property Trust (CPT)                    9.3x     8.4x     11.5x   12.0x   10.4x     7.8%     68.5%     72.7%     9.7%
Charles E. Smith Residential (SRW)            12.6x    11.4x     13.1x   12.6x   11.0x     6.8%     73.6%     85.9%     9.0%
Gables Residential Trust (GPB)                 9.9x     9.2x     15.7x   13.5x   11.6x     8.3%     76.7%     82.9%     7.8%
Home Properties of New York (HME)             12.3x    11.0x     12.6x    8.6x    6.1x     7.5%     79.1%     93.2%     0.0%
Mid-America Apartment (MAA)                    8.9x     8.3x     11.7x    N.A.    N.A.     9.4%     74.4%     84.0%     7.2%
Summit Properties (SMT)                        9.7x     9.1x     13.2x   12.1x    9.1x     9.2%     81.4%     89.6%     6.7%
Town and Country Trust (TCT)                   9.4x     9.1x     11.1x    N.A.    N.A     10.5%     90.7%     99.4%     2.0%
United Dominion Realty Trust (UDR)             8.5x     8.2x     11.4x   10.5x    8.4x    10.1%     76.9%     86.1%     7.3%
Walden Residential Properties (WDN)            8.6x     8.0x      9.6x    8.9x    8.7x     9.8%     76.1%     84.3%     9.0%
----------------------------------------------------------------------------------------------------------------------------
Mean                                           9.8x     9.1x     12.9x   11.6x    9.4x     9.2%     78.4%     86.5%     6.6%
Median                                         9.3x     8.4x     12.6x   11.6x    9.6x     9.4%     76.7%     85.9%     7.2%
----------------------------------------------------------------------------------------------------------------------------
Alpha                                         15.6x    14.0x     17.0x   16.0x   14.0x     4.8%     67.4%     75.1%    10.2%
Alpha Unaffected(9)(10)                       12.7x    10.4x     15.4x   13.5x   11.7x     6.9%     68.0%     71.9%    10.2%
----------------------------------------------------------------------------------------------------------------------------


Notes:
 (1) Includes shares and operating partnership units.
 (2) Equals the sum of equity market value, debt outstanding and preferred stock at liquidation preference, in $MM.
 (3) For the 12 months ended September 30, 1998.
 (4) Estimates from First Call as of December 21, 1998, unless otherwise noted.
 (5) Adjusted Funds from Operations (AFFO) equals FFO less recurring capital expenditures and straight line rent adjustments.
 (6) Estimates from Morgan Stanley Research as of November 2, 1998, unless otherwise noted.
 (7) Aggregate Value equals Total Market Capitalization less cash.
 (8) FFO and EBITDA estimates reflecting M&A activity occurring after April 1 were not available and are noted as N.A.
 (9) An average of the 10 trading days closing prices ending 5 days before November 30, 1998.
(10) AFFO is calculated as FFO less $0.15, based on analyst consensus.

                                                                           DRAFT


                                                          PROJECT DELTA
-----------------------------------------------------------------------------------------------------------------------------------
                                          CREDIT STATISTICS FOR SELECTED APARTMENT REITS

                                                          Equity        Total             Debt-to-          Debt-to-
                                             12/21/98     Market       Market              Market             Book
Company (Ticker)                               Price     Value(1)  Capitalization(2)   Capitalization   Capitalization(3)
----------------                             --------    --------  -----------------   --------------   -----------------

Archstone Communities Trust (ASN)             $19.56     $2,803.1     $ 5,141.3            40.1%              46.1%
Avalon Bay Communities (AVB)                  $33.75     $2,185.1     $ 4,090.1            37.8%              44.6%
BRE Properties (BRE)                          $24.44     $1,149.3     $ 1,852.1            37.9%              45.6%
Equity Residential Properties Trust (EQR)     $40.56     $5,288.2     $11,402.4            41.2%              51.8%
Essex Property Trust (ESS)                    $29.50     $  545.9     $   946.4            38.1%              43.9%
Post Properties (PPS)                         $38.44     $1,634.6     $ 2,571.9            30.6%              45.2%

-------------------------------------------------------------------------------------------------------------------------
Mean                                                     $2,267.7     $ 4,334.0            37.6%              46.2%
Median                                                   $1,909.9     $ 3,331.0            38.0%              45.4%
-------------------------------------------------------------------------------------------------------------------------

AMLI Residential Properties (AML)             $22.50     $  447.9     $   949.5            42.5%              58.0%
Apartment Investment & Management (AIV)       $37.31     $2,031.7     $ 3,775.3            37.3%              50.8%
Associated Estates Realty (AEC)               $12.44     $  430.8     $   960.3            49.3%              68.0%
Berkshire Realty Company, Inc. (BRI)          $ 9.19     $  419.4     $ 1,048.3            53.5%              61.4%
Camden Property Trust (CPT)                   $25.75     $1,216.2     $ 2,286.0            42.2%              45.3%
Charles E. Smith Residential (SRW)            $31.25     $  975.6     $ 1,877.4            40.1%              77.7%
Gables Residential Trust (GBP)                $24.44     $  802.4     $ 1,770.4            47.9%              60.6%
Home Properties of New York (HME)             $25.44     $  681.8     $ 1,087.5            37.3%              42.6%
Mid-America Apartment (MAA)                   $23.38     $  510.3     $ 1,381.7            52.3%              63.7%
Summit Properties (SMT)                       $17.63     $  522.9     $ 1,126.5            53.6%              63.5%
Town and Country Trust (TCT)                  $15.19     $  276.9     $   612.5            54.8%              89.0%
United Dominion Realty Trust (UDR)            $10.38     $1,106.5     $ 2,910.4            53.2%              60.5%
Walden Residential Properties (WDN)           $19.63     $  575.0     $ 1,377.4            55.1%              50.9%

-------------------------------------------------------------------------------------------------------------------------
Mean                                                     $  769.0     $ 1,627.9            47.6%              60.9%
Median                                                   $  575.0     $ 1,377.4            49.3%              60.6%
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Alpha                                         $32.00     $1,450.6     $ 2,330.6            31.6%              75.1%
Alpha Unaffected(5)                           $27.23     $1,234.4     $ 2,114.3            34.8%
-------------------------------------------------------------------------------------------------------------------------


                                                                           LTM Credit Statistics(4)           Senior Debt
                                              Secured     Floating     ---------------------------------        Ratings
                                               Debt /    Rate Debt /   EBITDA /        Debt /      FFO /     -------------
Company (Ticker)                             Total Debt  Total Debt    Interest        EBITDA      Debt      Moody's / S&P
----------------                             ----------  ----------    --------        -------    -------    -------------

Archstone Communities Trust (ASN)               21.0%       42.1%        3.5x           6.4x       12.8%     Baa1 / A-
Avalon Bay Communities (AVB)                    32.9%       25.3%        3.9x           6.3x       11.5%     Baa1 / BBB+
BRE Properties (BRE)                            33.6%       30.4%        3.7x           5.9x       12.8%     Baa2 / BBB
Equity Residential Properties Trust (EQR)       45.8%       30.5%        2.9x           5.6x       12.9%     A3 / BBB+
Essex Property Trust (ESS)                      82.5%       40.7%        4.0x           5.1x       15.5%     N.R. / N.R.
Post Properties (PPS)                           35.5%       50.9%        5.4x           4.6x       16.1%     Baa1 / BBB+

---------------------------------------------------------------------------------------------------------
Mean                                            41.9%       36.6%        3.9x           5.7x       13.6%
Median                                          34.5%       35.6%        3.8x           5.8x       12.9%
---------------------------------------------------------------------------------------------------------

AMLI Residential Properties (AML)               62.8%       35.6%        3.4x           6.4x       12.4%     Baa3 / N.R.
Apartment Investment & Management (AIV)         96.4%        7.2%        2.4x           6.3x       11.8%     Ba1 / BB-
Associated Estates Realty (AEC)                 13.5%       45.2%        2.4x           7.0x        7.9%     Baa3 / BBB-
Berkshire Realty Company, Inc. (BRI)            78.0%       23.8%        2.5x           6.5x        9.7%     Baa2 / N.R.
Camden Property Trust (CPT)                     40.6%       42.8%        3.6x           4.9x       14.7%     Baa2 / BBB
Charles E. Smith Residential (SRW)              67.5%       33.1%        3.0x           5.3x       12.5%     N.R. / N.R.
Gables Residential Trust (GBP)                  47.3%       34.2%        3.2x           7.5x        8.7%     Baa2 / BBB
Home Properties of New York (HME)               96.0%        4.0%        2.8x           4.7x       14.4%     N.R. / N.R.
Mid-America Apartment (MAA)                     85.7%       22.2%        2.7x           6.2x        9.1%     Ba1 / BB+
Summit Properties (SMT)                         33.2%       65.3%        2.8x           7.1x        9.2%     Baa3 / BBB-
Town and Country Trust (TCT)                   100.0%       10.6%        2.5x           6.1x        9.6%     N.R. / N.R.
United Dominion Realty Trust (UDR)              41.8%       22.1%        2.6x           6.1x        8.7%     Baa2 / BBB
Walden Residential Properties (WDN)             61.6%       46.7%        2.7x           5.3x       10.2%     Ba1 / N.R.

---------------------------------------------------------------------------------------------------------
Mean                                            63.4%       30.2%        2.8x           6.1x       10.7%
Median                                          62.8%       33.1%        2.7x           6.2x        9.7%
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Alpha                                           27.4%       15.9%        4.7x           5.4x       13.4%     Baa2 / BBB
Alpha Unaffected(5)
---------------------------------------------------------------------------------------------------------

Notes:
(1) Includes shares and operating partnership units.
(2) Equals the sum of equity market value, debt outstanding and preferred stock at liquidation preference, in $MM.
(3) Book capitalization equals the sum of debt outstanding, minority interest, preferred stock at liquidation preference and shareholders' equity, in $MM.
(4) For the 12 months ended September 30, 1998.
(5) An average of the 10 trading days closing prices ending 5 days before November 30, 1998.


                                                                           DRAFT


                       [GREEN STREET ADVISORS LETTERHEAD]
--------------------------------------------------------------------------------
IRVINE APARTMENT COMMUNITIES
Irvine Company Buyout Proposal: Rich Price - No, Reasonable Price - Maybe
(N/IAC)

         December 10, 1998 * Recent Price $31.81 * DJIA 9009 * RMS 305
--------------------------------------------------------------------------------
I. SUMMARY

The Irvine Company (TIC), through a wholly-owned unit, recently proposed to purchase the 16.6 million shares (83% of the common shares outstanding, or 37% of the combined common shares and OP units outstanding) of Irvine Apartment Communities (IAC) that it doesn't already own. The proposed price is $540 million, or $32.50/sh, a 19% premium to the prior day's closing price of $27.38. TIC is clearly paying a large premium to the value that the public market ascribed to IAC, but the buyout price does not fully reflect the intrinsic value of the company and operating partnership as a whole.

TIC's offer is not subject to a financing contingency, and calls for IAC's existing debt and preferred stock to remain outstanding. TIC announced that it does not expect the debt or preferred stock to be affected by the transaction. The offer will be financed from TIC's balance sheet, with the proceeds infused into IAC as equity, thereby leaving IAC's debt and preferred stock unaffected from a capital structure standpoint. What is less certain is how the rating agencies will react as a result of "intangible" changes at IAC. The change in the financial management team, the possible perception that the new IAC could lack public market discipline, and the reduction in financing options available to a private company may be discomforting to the agencies and could result in negative rating implications. After the announcement of the offer, IAC was put on credit watch for possible downgrade.

If IAC and the assets of the operating partnership were auctioned off in their entirety, the company would likely fetch a higher price. However, TIC's majority control, and the special voting rights that were afforded TIC at the formation of the company, effectively preclude such an auction from taking place. Therefore, evaluating the appropriateness of the pricing of the proposal raises some interesting valuation issues, not the least of which is the disparity in pricing that the public market ascribed to IAC versus what a private buyer might pay.

IAC's Board of Directors may determine that the pricing is inadequate, but be hard pressed to refute the proposal due to the robust premium being offered. At the end of the day, we believe most shareholders would support the current offer, but there could be some upside to the price if IAC's Board squawks loud enough. Of course, squawking too much runs the risk of having TIC revoke its offer entirely, although that risk is probably remote. In any event, it is hard to envision a scenario where shareholders aren't at least paid a minimum of $32.50/sh for their holdings.

The closing date of the transaction is uncertain, but is likely to fall sometime near the end of the first quarter or early in the second quarter of 1999. Assuming the company declares and pays a fourth quarter dividend, and the transaction is completed at the stated price within fourth months, investors would generate an annualized return of roughly 12% at the current share price.

The proposed buyout is interesting because it sends two messages to the REIT industry. First, a savvy real estate industry veteran, Donald Bren (TIC is privately held and 100% owned by Mr. Bren), has suggested that the REIT structure doesn't work for his company. Mr. Bren's conclusion may be alarming to most REIT proponents, but it shouldn't be because his situation is unique. We do not foresee a wholesale movement to de-REIT or go private by other REIT management teams despite such speculation by others. Second, and perhaps more importantly, Mr. Bren, one of the most successful real estate entrepreneurs in recent history, determined that the public market valuation of his company was at least 19% too low. While some may choose to ignore it, the signal being sent by Mr. Bren should be bullish for REITs in general, and apartment REITs with exposure to California in particular.

--------------------------------------------------------------------------------

                                                                           DRAFT


Page 2
--------------------------------------------------------------------------------
Exhibit 1

STRUCTURE OF IAC AND RELATED ENTITIES

                                  [FLOW CHART]

--------------------------------------------------------------------------------

I. STRUCTURE

Exhibit 1 contains a chart depicting the structure of IAC and its operating partnership. As can be seen, TIC has a sizable (63%) economic interest in the operating partnership, directly through its limited partner interest and indirectly through its ownership of IAC shares. The bottom line is that public shareholders own a minority interest in the operating partnership, although they own a majority interest in IAC, the sole general partner of the partnership. Despite controlling a majority interest in the general partner, public shareholders do not have complete control over the partnership.

The Operating Partnership Agreement, the Certificate of Incorporation, and IAC's Bylaws effectively prohibit any sale, merger, or business combination of IAC or the operating partnership without the approval of TIC. Thus, IAC is not in a position to "auction" off the entire company, and is at a disadvantage when it comes to ensuring that the best possible price is paid for its interests. This is not to say that TIC's current offer is coercive or even unreasonable in any way, but rather that other potential bidders are effectively locked out of competing for the company. As a result, TIC is not under as much pressure to offer the "best" price possible when proposing to buy the company. All other things being equal, TIC has an incentive to pay only the minimum price that gets the deal done. We have heard some argue that TIC may have aspirations of someday returning to the public market, either with IAC's portfolio or the balance of its commercial real estate holdings, and therefore is motivated to pay an inflated price to leave public shareholders with a good taste in their mouths. While the logic may be sound, $32.50/sh does not represent premium pricing for a portfolio and company of IAC's quality.

III. NAV AND PRICING

In Exhibit 2, we present a range of NAV calculations for IAC as of 9/30/98 using various capitalization rates. Heretofore, we have used an economic cap rate of 7.9% to value IAC's portfolio knowing that other apartment assets in IAC's markets have traded hands at much lower cap rates (i.e. higher values). We knowingly used an above-market cap rate for two primary reasons. First, the 7.9% rate, although not reflective of "market", was a full 30 basis points lower than that used to value any other apartment REIT portfolio, and REIT investors have displayed a discomfort with valuing fringe companies too dissimilarly from the average. Second, despite the use of an above-market cap rate, we have had a very strong buy on the company for some time, and recently touted the company as the

--------------------------------------------------------------------------------
Irvine Apartment Communities - December 10, 1998
                                           (c) 1998, Green Street Advisors, Inc.

                                                                           DRAFT


                                                                          Page 3
================================================================================
EXHIBIT 2

Estimated range of NAVs for IAC using various capitalization rates. The values reflect only operating apartment units and current development projects, with no value given to future development opportunities off the Irvine Ranch or the Land Rights Agreement covering development opportunities on the Irvine Ranch.

                                      Lower-end       Mid-range       Upper-end
Estimated Economic NOI(1)            $  154,192      $  154,192      $  154,192
Economic Cap Rate                          7.50%           7.25%           7.00%
Nominal Cap Rate                           7.81%           7.55%           7.29%
Capitalized Real Estate Value        $2,055,895      $2,126,788      $2,202,744
Development Projects(2)                 258,021         266,918         276,451
Other Tangible Assets                    28,441          28,441          28,441
                                      ---------       ---------       ---------
Total Assets                         $2,342,356      $2,422,146      $2,507,636

Total Liabilities                    $  714,384      $  714,384      $  714,384
Preferred Stock                      $  200,000      $  200,000      $  200,000
                                      ---------       ---------       ---------
Shareholders' Equity                 $1,427,972      $1,507,762      $1,593,252

Shares/Units Outstanding                 45,157          45,157          45,157

NAV                                  $    31.62      $    33.39      $    35.28
                                      =========       =========       =========


(1) Green Street Advisors' estimate, based on 3Q98 results, of forward 12 month NOI from operating apartment units less a capital expenditure reserve of $400/unit.

(2) Development projects are valued assuming a 10.25% nominal NOI yield on costs incurred as of 9/30/98 ($196.6 million) and using the nominal capitalization rate indicated in each scenario, resulting in premiums to book value ranging from 30% in the lower-end scenario to 40% in the upper-end scenario.
================================================================================

cheapest apartment REIT, and possibly even the cheapest REIT overall. Herein, we present a range of economic cap rates from 7.0% to 7.5%. While we present three scenarios, our best guess is that the NAV of the company really falls somewhere around the mid-range, namely $33.50/sh (rounded). In our calculations we attempt to give credit for the current development projects, but ascribe no specific value to the Land Rights Agreement between TIC and IAC which gives IAC the exclusive right to develop apartments on TIC's extensive land holdings through the year 2020.

The value of the agreement is difficult to quantify because TIC is not obligated to sell land to IAC, but should it so desire, or be required, to have apartments developed, it must sell such land to IAC at a price that is no more than 95% of appraised value. Any appraisal based system is subject to abuse and/or vagaries, but here the pricing mechanism seemed to work to IAC's advantage because the third party "comps" that would presumably be used would most likely be inferior properties. Also, if IAC wanted to play hardball, it could preclude the development of any new apartments on TIC owned land, and effectively "force" favorable pricing in the event that apartments had to be developed (zoning authorities often require a minimum amount of affordable housing). At the end of the day, it is nearly impossible to accurately estimate the value of the agreement, but at the very least it is worth something to TIC to buy itself out of the obligation.

At $32.50/sh, TIC's offer is at the lower-end of our estimate of the range of IAC's true NAV, and equates to an economic cap rate of 7.4% (a nominal cap rate of 7.7%), representing a per unit value of approximately $130,000. The per unit value may sound high, but other inferior apartment assets located in Orange County have closed during the last few months at valuations of $128,000-$148,000 per unit. TIC's offer ascribes no value to terminating the Land Rights Agreement, nor any "franchise value" for IAC, which has been active in creating value through development off the Irvine Ranch in San Diego and Northern California. Thus, using an intrinsic value approach, the offer price appears to represent a discounted value based on recent private transactions, and should provide TIC with meaningful upside.

IV. CONCLUSION

This transaction is unique in several ways. TIC's majority ownership position of the operating partnership effectively gives it control, and diminishes the value of IAC's minority interest position. The pricing of REITs of late provides an opportunity for TIC to offer a premium to the public market price, but a dis-

                                                                           DRAFT
count to the private market value. The independent committee of IAC's Board faces an interesting valuation issue, but should be motivated to maximize the value of the offer. James Mead, IAC's CFO, recently announced his resignation from the company, and may serve as a good advocate for shareholders; although he no longer owns shares himself. Mr. Mead is arguably well suited to assess the value of IAC, and doesn't appear to have a bias in determining the appropriateness of the current offer.

How IAC's Board ultimately decides to proceed is anybody's guess. TIC's offer is not fully-priced based on the public's pro rata share of the value of the company as a whole, but it is not a low-ball offer either. At a 19% premium to the public market's valuation of the company, TIC's offer is much more richly priced than other acquisition or merger transactions that have occurred in REITdom, suggesting that the price is more than reasonable on that measure. The Board could determine that the offer is acceptable, and have a fairly good defense for that conclusion. On the other hand, the Board could determine that the offer must reflect IAC's pro rata share of the full value of the company or something more close to it. If the Board takes this second stance, there is a risk that TIC withdraws its offer and the shares trade back to their previous range, although we believe that risk is remote. More likely TIC would either up its bid, or perhaps call a shareholder vote (which Mr. Bren can do as Chairman of the Board) and allow investors to directly evaluate the merits of the proposal.

The reality of the situation is that Mr. Bren will be the one to decide whether a higher price will be paid. IAC's Board can bluster and posture for a fight, but we think Mr. Bren will ultimately be successful even if the offer is not increased. His offer is, by any definition, reasonable. However, he has contended that the offer is actually rich, as a result of his desire to exit the public market with a feeling of good will from the investment community. We, however, strongly disagree with his contention that this offer is rich. If he truly wants to leave investors with a favorable impression, the offer needs to be increased. The odds of this happening are highly influenced by his own perception of whether TIC, IAC or some combination thereof may later wish to access public equity markets again. On this point, we think there is a reasonable chance of an Irvine-related entity coming public at some point in the future. Because of this, there is also a reasonable chance that he will choose to up his offer. We would not suggest that this is a high probability, but we believe it is a legitimate possibility.

At the recent price, we recommend investors continue to BUY shares of IAC. At a minimum, they should provide close to a 12% annualized return and a sweetened bid by TIC could enhance that return.

                                                                   Craig Leupold
                                                                      Mike Kirby
                                                                     Jon Fosheim



-------------------------------------------------------------------------------
IAC is a customer of Green Street Advisors regular research product.

(c)Copyright 1998, Green Street Advisors

This report was prepared from data believed reliable but not guaranteed by us, without verification or investigation and does not purport to be complete. The facts and opinions contained herein are not guaranteed to be complete or error-free. The report is not to be considered as an offer to sell or solicitation of an effort to buy the securities of the company(ies) covered by this report. Opinions expressed are subject to change without notice.

--------------------------------------------------------------------------------
Irvine Apartment Communities-Dec. 10, 1998  (C)1998, Green Street Advisors, Inc.

                                                                           DRAFT


                      [THE PENOBSCOT GROUP INC LETTERHEAD]

                                                                       REIT Byte

                 IRVINE PROPOSES TO GO PRIVATE. IS THIS THE FIRST OF MANY? IS THE DEAL FAIR?

                                                                December 6, 1998

                 The answer to the first question is maybe some, but not many. There is a lot that makes Irvine very different from most other REITs, particularly in aspects which affect the probability of going private. Seeing what makes Irvine different goes a long way to sorting out the probabilities of others following its example. It also provides some insight into the second question as to whether this deal is really good and fair for shareholders. While it is still early, an affirmative answer on the fairness issue seems a stretch.


The Facts

                 Late Tuesday, a special purpose affiliate of The Irvine Company proposed to purchase all of the outstanding common shares of Irvine Apartment Communities, Inc (IAC: NYSE; hereinafter IAC, or the Company) at a price of $32.50 per share, $5.69 or 21.2% over their closing price the prior day, and $15.00, or 85.7% over their $17.50 price at their December 1993 IPO. The Irvine Company and its affiliates, all largely controlled by Donald Bren, owned IAC outright prior to the IPO, and afterwards continued to hold an approximate 63% interest in IAC, largely in the form of Operating Partnership units. Irvine Company management estimated the compound annual return to shareholders since the IPO to a takeover at this price would be 19.8%, a number which would argue that the take-over was a good deal. But a good deal is not necessarily a fair deal; there seem certain other alternatives that would address the needs stated by Mr. Bren in a manner shareholders might feel better serves their differing interest.

The Differences

                 An unusually large number of facts and circumstances make IAC quite different from most other REITs and, in almost all these areas of difference, make a similar privatization less likely. These include a variety of factors reflecting both
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THE PENOBSCOT GROUP, INC.

                 the feasibility of going-private and incentives unique to The Irvine Company for so doing.

                 FEASIBILITY CONSIDERATIONS: LEVERAGING THE PURCHASE. It seems reasonable to assume that the aggregate purchase price of $540 million will be funded by a borrowing against the IAC assets, or at least that would be preferable if it were feasible. The feasibility of arranging this borrowing depends on both not exceeding aggregate loan-to-value ratios at which most lenders would balk and having collateral available to pledge to these lenders. Both these considerations are made relatively more easy by the shares to be purchased being less than a majority of all outstanding shares and OP equivalents, more specifically being 37% of shares and equivalents. Secondly, if the Company is valued at a 9.0% cap rate, then existing liabilities represent 41.3% of value and the $540 million to be borrowed would represent 28.3%; the resulting post-privatization entity would be leveraged at 69.6%, generally a quite feasible level.(1) In an important sense, leveraging for this purchase may be even easier than these ratios indicate because a great deal of the Company's debt is very low cost debt. For the most recent quarter, the Company had a very healthy interest coverage ratio of 5.44 times; if it were to borrow the $540 million at 7.0% - if anything, a slightly lower rate seems feasible -- its coverage ratio would be 2.44 times, still very acceptable to even the most cautious of lenders.

                 The last possible constraint is the availability of unencumbered collateral to pledge to a lender. Based on the Company's 1997 10K, secured indebtedness encumbers only 63% of assets completed at that time, or 55.3% of assets including (and treating as unencumbered) properties then under development.(2) If all properties have uniform per-unit valuations, then borrowing $540 million against unencumbered assets would produce only an 87% loan-to-value on these pledged assets, assuming these assets are valued at a 9.0% cap and assuming no change in G & A, or a 73% LTV at a 8.0% cap with G & A excluded as an operating expense. Including properties under development, the LTV is 63% under the 9.0% cap/100% G&A assumptions, or 53% under the 8.0% cap/0% G&A assumptions.

                 Very simply, even in today's difficult real estate borrowing environment, financing this purchase looks like a no-brainer.

                 FEASIBILITY CONSIDERATIONS: BY-LAW TAKE-OVER IMPEDIMENTS. The Company is a Maryland Corporation. Among the various reasons that the Company, like many other REITs, elected this domicile are the somewhat rigorous and time consuming procedures boards of directors can impose on would-be acquirers to deter a takeover proposal, procedures that are not available in all other states. However, the Company's By-Laws explicitly exempt Mr. Bren and his affiliates from complying with certain of these standards and procedures.


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(1) These figures are based on third quarter, 1998 results annualized, valuing property under development and other assets at book and treating G & A as a property operating expense. Assuming savings of 50% of G & A and an 8.0% cap rate, gross asset value increases 14% to $2.17 billion, and the resulting post-privatization leverage reduces to very easy to obtain 61.1%.

(2) This measures assets by rental units. We are told by management that their most recent tax exempt financing served to unencumber additional assets.

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THE PENOBSCOT GROUP, INC.

     INTERESTED STOCKHOLDERS. Maryland General Corporation Law (MGCL) generally prohibits certain "business combinations" between an Interested Stockholder or an affiliate thereof "for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. An Interested Stockholder is defined as any person holding 10% or more of the voting stock. Customarily, after the five-year period, any such combination must be recommended by the vote of the board of directors of the corporation and approved by at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares and (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares."(3)

     SEC filings by the Company go on to say, "The Articles of Incorporation and resolutions adopted by the Board of Directors have exempted from these provisions any business combination with The Irvine Company, or any affiliates of The Irvine Company or Mr. Bren, or any members of the immediate family of Mr. Bren and any other person acting in concert or as a group with any of the foregoing. All other stockholders are subject to the business combination statute."(4) Effectively, Mr. Bren is excused from having to secure the affirmative vote of two-thirds of the shares in the Company he does not own.

     CONTROL SHARES. MGCL provides that at certain ranges of percentage ownership by a potential acquirer, "control shares" are established that "have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer or by officers or directors who are employees of the corporation." With his ownership of common shares currently at 17%, Mr. Bren does not have the minimum one-fifth common-share ownership percentage that would normally trigger the "control share" rule. But again, as reported in Company's SEC filings, "the Company's bylaws adopted by the Board of Directors have exempted control share acquisitions involving The Irvine Company, or any affiliate of The Irvine Company or Mr. Bren, or any members of the immediate family of Mr. Bren and any other person acting in concert or as a group. All other stockholders are subject to the control share acquisition statute." Mr. Bren, unfettered by the control share statute, is now free to convert enough of his interest in the Operating Partnership into common shares (under the Exchange Rights granted to The Irvine Company) to achieve the requisite voting control of the Company, and then would not have these holdings subject to the Control Shares provisions and restrictions as specified in the Company's Articles of Incorporation.

These provisions make Mr. Bren different from other would-be acquirers of the Company.(5) In the event his buy-out proposal is contested then, Mr. Bren

------------------------
(3) These provisions of Maryland law do not apply to business combinations that are approved or exempted by the board of directors prior to the time that the Interested Stockholder becomes an Interested Stockholder.

(4) Irvine Apartment Communities, Inc., Form S-3 as filed with the Securities and Exchange Commission, May 14, 1997.

(5) Another item in the bylaws which is not especially unique but deserves some small mention here because it could potentially have had a role in deterring a contested takeover of the Company. The Company's bylaws require that "with respect to an annual meeting of stockholders, the proposal of business to be considered by stockholders... may be made only by advance written notice procedures set forth in the Bylaws." The advance notice procedures also apply to the nomination of persons for election to the Board. However, Company filings make clear Mr. Bren's considerable advantages: "The advance notice provisions are not applicable to The Irvine Company," which suggests that competing offers to purchase the Company could potentially never be included in Board business or presented at a shareholders' meeting.


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THE PENOBSCOT GROUP, INC.


                would not have to jump through various requirements that might be an annoyance, if not a final deterrent, to others interested in taking over the Company. While we have not made a similar survey of the by-law provisions of other REITs, we strongly suspect that few give similar privileges to their dominant shareholder.

                FEASIBILITY CONSIDERATIONS: DEBT COVENANTS. There seems to be a good chance that leveraging up might violate certain loan covenants, especially leveraging up with secured debt. The Company's shelf registration statement speaks of covenants not to permit debt to rise above policy limits of 60%. Setting aside the problem of determining how a private Company might determine debt to market cap ratios, it is probably more relevant to consider what would be the consequences of a violation of loan covenants. In most cases, the recourse of debt holders is to call their loan, not to reset or establish any kind of penalty interest rate. A decade ago, in the midst of a collapsing real estate market, more than one lender who called a loan after a technical default only to find the borrower appearing the next day tendering repayment at a 100 cents on the dollar, having happily avoided loan-maintenance prepayment penalties in repaying an expensive loan. While IAC might not experience as large a windfall, there does seem some possibility it might easily refinance existing indebtedness at a lesser cost. The Company's existing $100 million of unsecured notes, its liability most likely to contain covenants which would be violated, bears interest at 7.0%, slightly higher than where it could likely refinance this debt.

                FEASIBILITY CONSIDERATIONS: DE-REITING AND OTHER TAX ISSUES. There are likely a great many tax issues that complicate a takeover or privatization, including the possibility that IAC could lose its REIT tax-status, and/or that the IAC Operating Partnership might terminate for tax purposes. In considering these topics we are swimming in dangerous waters where tax-sharks more knowledgeable than we have previously taken big bites of our flesh. However, to our amateur eye, there seems to be important differences in the details that make a privatization easier for Mr. Bren than it would be for other major holders of other REITs.

                De-REITing seems an inevitability for Mr. Bren and for many other would-be acquirers of other REITs. De-REITing means that the tax-free pass-through of cash flow would be lost: instead, any cash flow passed through what was the IAC REIT would now be diluted by taxation. While tax-free pass-through could be regained by exchanging the REIT shares for OP Units, such an exchange seems unlikely to be deemed a like-kind, and therefor tax-deferred exchange. Tax deferral should make no difference for Mr. Bren because his basis in newly-acquired REIT shares would be $32.50, meaning that the taxable gain and tax liability would be minimal to non-existent(6). So far, there is nothing in Mr. Bren's position that makes him different from dominant shareholders of other REITs.



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(6) There would be gain only if the value of OP Units were deemed to be greater than the $32.50 per share basis. Mr. Bren, might however, have a tax liability with respect to shares owned by him to the extent that these shares had a lower basis. A minority, but significant part of his holdings are in the form of shares.

                IRVINE GOES PRIVATE             DECEMBER 6, 1998          PAGE 4
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THE PENOBSCOT GROUP, INC.

                This moves to the second problem, where the facts and circumstances of the Company vary significantly from other REITs. Assuming that the transaction by which REIT shares are replaced by OP units is deemed for tax purposes a transfer of OP Units, then, if 50% or more of the interests in the Operating Partnership were so transferred, the Operating Partnership might terminate for tax purposes, giving all former OP unit holders a taxable gain to the extent of difference between the fair market value of their OP units and their tax basis in these units. But in fact, the Irvine Company holds an approximate 55% interest in Irvine Apartment Communities, L.P., the Operating Partnership, of which IAC is 45% general partner. Thus a transfer of all of the OP units of IAC would not create a tax termination of the Irvine Apartment Operating Partnership. In this respect, IAC is very different from most other REITs. There may be other ways others could skin their respective cats, but these methods seem unavailable at most other REITs.

                Very simply, the facts and circumstances unique to Mr. Bren and IAC seem to suggest that tax issues and potential costs that others might face are absent here.

                SPECIAL INCENTIVES: LAND ISSUES. IAC had now come face to face, but not yet come to grips with a zero-sum issue that would pit the interests of public shareholders against controlling insiders. The issue is, of course, the pricing of land to be purchased by IAC from Mr. Bren's Irvine Company, on which IAC would develop additional apartment communities. At the IPO, under what is known as The Land Rights Agreement, The Irvine Company agreed to sell land to the Company for an interim period at prices which were estimated to result in a total 10.0% to 10.5% return on the Company's total investment. The Company's rights to buy under this arrangement lapsed with the land previously purchased on which 1,884 apartments have been or are now being constructed. Thereafter, purchase prices were simply not to exceed 95% of appraised value.

                Given history and the interests of parties concerned, value seems like a fight waiting to happen, and, but for this privatization, likely to have happen very soon. Mr. Bren and the Irvine Company would point to the same thing they pointed to in announcing the buy-out proposal: "Accretive acquisitions of Class A multi-family properties in California are difficult to find." This means that cap rates are low and land should be priced to reflect a similar low rate of return on investment. In fact, we think it likely that they might argue that land on the Irvine Ranch should be priced at an even lower cap and return on cost than land elsewhere. Other parties, however, might point to the land for the 1,884 units bought most recently. Absent some prior agreement that these transactions could not be deemed a comparable, it could be argued that these are the most direct comparable, even if slightly stale.

                The difference, we strongly suspect, is quite large, perhaps 300 to 400 basis points of return on total investment. A difference of 300 basis points could amount to something like $60,000 per rental unit.(7) Mr. Bren then faced the pos-

-------------------------------

(7) The figure of $60,000 is based on a pro forma valuation of the Company at $127,000 per unit, based on a 9.0% cap rate, and otherwise on the assumptions more fully described above. If, alternatively, value were premised on a 6.0% cap rate on the same average per unit NOI, per unit value would be $190,500 per unit or $63,500 per unit higher. This is an imperfect comparison in that we are comparing implicit per unit valuation as between 9.0% and 6.0%, as compared to a more likely range of dispute of between 10.0% and 7.0%, but it


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     sibility that he ultimately won the value war, it would destroy the economics of IAC which he owns a majority of, while at the same time alienating all other holders of IAC shares.(8) There is also the possibility that he might have been advised that he wouldn't win the valuation argument or that, if he won in the short run, he could expect to subject to all sorts of shareholder rights suits, some of which might seek punitive damages. The fight was going to have costs, even if it was ultimately won. There seems to be value simply in avoiding the fight as is achieved by taking the Company private.(9)

     SPECIAL INCENTIVES: COMFORT AS A PUBLIC COMPANY. Donald Bren's role at IAC had very few, if any, parallels in the REIT industry. He has a stature as an experienced and successful investor over a number of years, a reputation similar to that held by Sam Zell, Mort Zuckerman, or Richard Rainwater. But he did not choose to take a particularly visible role and rarely attended industry functions or in other ways tried to extend the luster of his reputation in any which might expand the pricing multiple of IAC shares. But although his face was rarely seen, his hand was more visible. We saw what appeared as his influence in the turnover of senior officers, especially officers who seemed to develop an independent standing or stature in the industry.

     First was Dick Moran, who was nominally Executive Vice President and CFO at the IPO but held the position of highest visibility initially. In March 1995, the nominal President as of the IPO, T. Patrick Smith, was gone and Mr. Bren stepped in as Acting President. Many people, ourselves included, expected Moran to be named President, thus formally acknowledging the role he seemed to already have. In May 1995, Steven Albert joined IAC to become President; in October 1996 Moran announced his departure and shortly thereafter emerged as CFO at Kilroy Realty Corp. Moran was replaced as CFO by Jim Mead who had been at IAC in a less visible position for some time. Mead then assumed a profile very similar to what Moran had held. By the time IAC's 1996 Annual Report was released, Albert was no longer President and Mr. Bren was once again, this time with no hyphenated "Acting" preceding that title.

     But that tenure was short-lived, and in 1997, William McFarland, who had become a director in 1996 and had been associated with Irvine affiliates since 1984 and with Mr. Bren previously, became President. Then, in October 1998, the departure of Jim Mead was announced, as of early 1999.

     Admittedly, what we draw from these patterns is subjective, not conclusive and subject to different interpretations. But what we see is a pattern of those who have developed an eyeball-to-eyeball sense of trust with the investing public not lasting long, while Mr. Bren seems to work his will while avoiding the development of any relationship with other shareholders. By no means does this suggest that Mr. Bren has or is about to willfully do anything to harm the interests of public shareholders. Rather, it suggests that he may not have


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does nevertheless give some sense of the magnitude of the gap. At $60,000 per apartment unit the $540 million purchase price would be fully recouped with 9,000 units, roughly 52% of what the Company now has.

(8) Based on this possibility, an argument could be made that Mr. Bren is doing shareholders a favor by buying them out now rather than later.

(9) On the other hand, if the argument that the 10.0% to 10.5% return is real value was to win, there might also be a strong argument that the $32.50 per share buyout price is inadequate.


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                 developed a sense of being partners with shareholders to the same extent as other, more visible REIT major-domos. In taking IAC private, there is clearly no sense that, for better or worse, we are all in this together.

Is This Good Deal
     A Fair Deal?

                 At the advertised 19.8% compound annual return, it seems that investors have a deal that should elicit few complaints. A 19.8% return is considerably better than the NAREIT Equity Total Return Index which produced an IRR we measure at a little over 10% over that same period.(10) But on the other hand, these have been times of strong cyclical recovery. And in California that recovery lagged the rest of the country, meaning that compared to REITs with assets elsewhere, a larger part of the California recovery occurred during this period, and a lesser portion at times preceding this. Thus a 19.8% return could well be merely what is to have been expected from California assets over this time, or maybe even less than what should be expected.

                 No less important, a good return is not necessarily the same thing as a fair return. There will be those who assume that anytime an insider buys from outsiders, the outsiders are being disadvantaged, that the buyer, who can be presumed to know relevant facts than the seller, thinks there is value at the price being paid. Going from raw paranoia to the numbers seems to dissipate the case, but only very slightly.

                 PER UNIT VALUATIONS. At $32.50 per share, the valuation of the Company is roughly $148,000 per apartment unit.(11) This compares to roughly $153,000 per unit cost of recently constructed or now under construction units on the Ranch (which were built on land priced to yield a 10.0% return), or $211,000 off the Ranch.(12) Off the Ranch figures are skewed by a 119-unit development in Santa Monica, estimated to cost $630,000 per unit, but then again, that Santa Monica asset is included in what Mr. Bren proposes to soon own all of at a valuation of $148,000 per unit.

                 CAP RATE VALUATIONS. Based on trailing NOI, the value seems to imply a 6.8% cap rate.(13) There would be roughly 20 basis points of incremental yield from halving G&A. Adding in the development pipeline at a 10.0% yield, together with halving G&A gives an indicated 8.16% yield. If the development pipeline produces a yield 50 basis points higher (i.e. 10.5%), the composite cap rate moves by a little over 10 basis points to 8.27%. And lastly, if forward-looking, rather

---------------

(10) We have calculated return on the NAREIT Index using an internal rate of return over the same time frame.

(11) These calculations reflect (a) the sum of (1) 45.09 million shares and equivalents times $32.50 each, plus (2) $789 million of liabilities, plus (3) $144 million of redeemable preferred shares, plus (4) an estimated $333 million to complete properties now under construction, less (5) $41 million of other assets, divided by (b) 18,197 units. The figure of 18,197 units includes units presently under construction. This data is drawn from Company reports as of the end of its third quarter, 1998.

(12) It might be argued that newer units should have a value above existing older units. But IAC's old units bring with them one almost unique difference which positively influences their value: roughly $325 million of tax-exempt mortgage bond financing bearing interest at a rate of 5.28%. Indeed, as of the end of 1997, IAC's $704 million of debt bore interest at a weighted average rate of 6.06%.

(13) This figure is based on $36.6 million of quarterly NOI, annualized to $150.5 million divided by the value determined for per units calculations above.


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                 than trailing NOI were used, as is customary, there might be 10 to 50 basis points additional increase in return, especially given the strong movement in rents in this market.

                 It would be interesting to compare these per unit and cap rate valuation benchmarks with the specific examples that brought The Irvine Company to conclude that "Accretive acquisitions of Class A multi-family properties in California are difficult to find." It looks like Mr. Bren may have found a quite accretive acquisition sitting right under his nose.

                 MORE EQUITABLE ALTERNATIVES. The leverage feasibility analysis above seems to argue that, in full fairness, shareholders perhaps should be offered one or two other alternatives to a buyout. The first alternative would be to keep ownership as is, take down similar debt and distribute the proceeds to shareholders. That would of course mean the $540 million would go to all shareholders and thus be less than $32.50 per-share; we estimate it would be roughly $11.98 per-share. And it would have a negative impact on per share FFO which can be estimated at a reduction of roughly $0.84 per year.

                 While many shareholders might find this a not altogether attractive alternative, in a roundabout way, thinking about this possibility brings up another potential solution to the problems that seem to have brought Mr. Bren to propose a buyout as being in the best interests of the Company.(14) Part of the stated reason for going private is to be able to retain capital. But by leveraging up to fund a privatization, there is actually going to be less cash flow available, even if all of it could be retained and reinvested. Despite this inconsistency with Mr. Bren's stated goals, the transaction is attractive to him, largely because of a presumed cost of the capital necessary to effectuate the buyout of 7.0% or less. Thus it might more in the interest of shareholders to leave ownership unchanged, but increase its leverage to the extent of $540,000 million and invest those proceeds in the opportunities Mr. Bren sees as being lost to the present obligation to distribute all cash flow; then shareholders in addition to Mr. Bren might enjoy the benefits of higher leverage at prevailing rates. Or stated another way, there is more than one way to deal with the problems Mr. Bren purports to be solving and many shareholders might find that solution preferable to being bought out at $32.50 per share.

   Probabilities
       Elsewhere Very few other REITs seem to have similar facts and circumstances to make a take-over by dominant insiders likely. In our coverage universe, REITs where insiders hold a large percentage of effective ownership of the consolidated enterprise include Boston Properties (19.4% owned by the chairman, management and their families), Cousins (19.2%), Crescent (13.0%), CBL (27.9%), General Growth (17.2%), Simon (23.6%, including DeBartolo family interests), Urban (38.0%), and Taubman (17.7%).(15) All of these are some distance from the

---------------

(14) At this point the "Company" seems to have taken on a metaphysical quality wholly separate from the interests of its various shareholders. It seems to us a more constructive approach would be to view the interests of the Company as equivalent to the aggregate interest of these owners.

(15) This is calculated based on shareholdings of the chairman and board as of their most recent proxy and shares and equivalents as of the third quarter of 1998.

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                     level owned by Mr. Bren. Existing debt as a percent of the fair market value of assets, using a 9.0% cap rate on trailing NOI annualized, is generally higher than IAC's level. At Boston Properties, liabilities equal 52% of FMV calculated on this method, at Cousins 31%, at Crescent 42%, at CBL 66%, at General Growth 78%, at Simon 94%, at Taubman 58% and at Urban 70%. Using an 8.0% cap rate, the mall REIT's leverage is lower, 59% for CBL, 70% for General Growth, 83% for Simon, 52% for Taubman, and 62% for Urban. Very simply, the likelihood of the dominant shareholders of these REITs following Mr. Bren's example seem quite low. The most plausible exception seems to be Cousins, where there may also be hidden value in non-income producing land holdings.

                     In a sense, this analysis seems to turn the conventional wisdom that larger ownership interests by management are better than smaller. But as we see it the correct conclusion is more a refinement than a refutation of conventional wisdom. In effect a corollary should be added to conventional wisdom: when management's interest is so large as to give them effective unilateral control, it is good to be attentive to all those signals which indicate whether such a dominant shareholder views other shareholders as either his partners, or as a convenient source of the interim financing for his company.

 Tying This Deal to
          Our Macro
Perspectives Stated
          Elsewhere
                     Our regular readers are no doubt aware of our recent speculations regarding the possibility of deflation in real estate.(16) In those ruminations, we have argued that certain types of property might be spared the negative effects of deflation and instead experience land appreciation to arrive at full equilibrium between, on one hand, supply and demand as reflected in rents and, on the other hand, replacement cost as factored by the cost of capital, the long-term debt portion of which has recently declined significantly and appears likely to remain low. We argued that the more favorable scenario is more likely in circumstances where the providers of space have some pricing control, some ability to avoid the other scenario characterized by real declines in rents rather than land appreciation. While we have also characterized urban properties as more likely to perform in a manner consistent with the land appreciation scenario, not all urban areas would enjoy this pattern and not all non-urban would not. One of the more likely locations to perform well is the Irvine Ranch, a prospect that argues that it, or more specifically, the Company should be valued differently than real estate in other locations. It also means that IAC might be especially missed by investors and those of us who like to try to figure out what is really going on.

--------------------------------------------------------------------------------

(c) 1998. The Penobscot Group, Inc. All rights reserved. Unauthorized copying or distribution of this report or any portion hereof is prohibited.

--------------------------------------------------------------------------------

(16) See "Deflation, New Capital Constituencies, and the Re-Sorting of the REIT Industry," Relative Valuation Array Charts, December 1, 1998 and "Recessions, Cheap Debt and Equilibrium," Relative Valuation Array Charts, November 3, 1998.

           IRVINE GOES PRIVATE         DECEMBER 6, 1998                  PAGE 9

                                                                           DRAFT


THE PENOBSCOT GROUP, INC.

The information herein, including that drawn from other publications of The Penobscot Group, Inc., while drawn from sources deemed reliable, is not guaranteed, may not be accurate and should not be relied on as such. Opinions expressed are our current opinions and are subject to change without notice. The Penobscot Group, Inc. reserves the right to discontinue this series of Reports at any time without prior notice. The Penobscot Group, Inc., its affiliates, and officers, directors, and employees of both may currently hold long or short positions in and from time to time purchase or sell securities of any or all of the companies mentioned.


         IRVINE GOES PRIVATE          DECEMBER 6, 1998         PAGE 10

                                                                           DRAFT


               [REALTY STOCK REVIEW FRONT PAGE, DECEMBER 4, 1998]

           Market Analysis of REITs & Real Estate Operating Companies



WATERSHED OR NO BIGGIE?

     After the market closed on December 1, The Irvine Company, a private real estate entity controlled by Donald Bren, announced an offer to buy the approximately 16.6 million shares of Irvine Apartment Communities that it doesn't already own for $32.50 per share. Simply put, in a deal valued at $540 million, Bren is proposing to take private the company that he took public in December 1993 at $17.50 per share. The Irvine Company hopes to have the deal approved by the end of this year.

     The Irvine Company is the largest current stockholder of IAC. As of December 1, it held approximately 17% of the outstanding common shares. It also owns approximately 55% of the partnership interests of Irvine Apartment Communities, L.P. of which IAC is a 45% general partner. In all, Bren owns an approximate 63% economic interest in IAC. Bottom line: After roughly five years in the public fishbowl, Bren has apparently decided that he wants it all!

     In its press release announcing the proposal, The Irvine Company stated that the bid is not subject to a financing contingency. In addition, The Irvine Company noted that the existing debt and preferred stock of Irvine Apartment Communities, L.P., IAC's operating partnership, will remain outstanding and are not expected to be affected by the proposed transaction.

     We have mixed feelings about Bren's offer. On one hand, Bren is paying a "fair" price for IAC (more on that subject, in a bit). On the other hand, though IAC has had its ups and downs -- a mind-boggling number of senior level management changes hasn't helped matters -- it is the sort of company we'd like to see in the public arena. Furthermore, it has delivered solid returns for investors, and our view is that even "better times" lie ahead.

                     [GRAPH SHOWING STOCK PRICE AND VOLUME]

BIG QUESTIONS

     Is Bren the first of many to pack it in and take his REIT private? We don't think so. First, we never thought Bren's heart was really in being public. (He shuns the spotlight.) His attitude toward the public market from the outset was tentative, at best. We

                                                                           DRAFT


suspect Bren took IAC public -- and thought long and hard about taking other pieces of The Irvine Company public -- not because he, like a Sam Zell, saw the "equitization" of real estate as a long-term goal, but rather because it solved shorter-term issues. (Though we suspect that had things gone differently he might have stayed around, at least a while longer.) So, as we see it, Bren's decision doesn't say anything about the resolve of those who came public over the past five years or so to remain public.

     Second, though some observers suggest the price Bren is offering -- roughly a 20% premium to what IAC was going for before the announcement -- confirms that REITs are under-valued by the market currently, we don't agree. REITs may be cheap on a relative and possibly even on an absolute basis, but whatever price Bren has to pay to get the shares of IAC he doesn't already own, it reflects the uniqueness of the situation. Extrapolating from what Bren is willing to pay to the market generally isn't warranted, though it would be nice to be able to do so.

IAC RECAP

     According to IAC's latest 10-Q (filed on November 11), the company had 20,129,873 common shares outstanding as of October 31. It owned 62 apartment communities (it owned 42 when it came public) with 16,029 apartment units. (The overwhelming majority of those are located in Orange County, California on the Irvine Ranch.) It had 2,729 apartment units under development. The company broke ground on its first apartment community, off the Irvine Ranch in Northern California's Silicon Valley, in May of last year.

     IAC reported third quarter FFO/share (diluted) of 60 cents vs. 51 cents in the year-ago period. (It's 3Q98 FFO/share was a penny or two ahead of most estimates, by the way.) FAD (funds available for distribution) was 57 cents vs. 49 cents in the year-ago period. (Weighted average shares/units outstanding was 45.157 million.) Same-store results -- 48 properties with 13,451 units owned and stabilized before 1997 -- experienced a 10.1% increase in net operating income over the year-ago period ($32.5 million vs. $29.5 million). Average monthly rent went from $1,119 to $1,171 per unit. Physical occupancy went from 93.8% to 94.1%.

ISSUES TO WEIGH

     Bren isn't trying to steal the company, but he's not overpaying either. His offer of $32.50 per share is, as noted, well above the price IAC was changing hands at immediately prior to the announcement. It's also a premium over "our consensus NAV of $24.43 per share." (The high end of the consensus is in the neighborhood of $28 to $29 per share.) However, recent conversations with non-REIT folks in Orange County who are familiar with IAC's portfolio and local economics lead us to believe that in some instances the cap rates being used to value the portfolio are on the high side. (Something in the low 7% range seems right to us.) More important, however, when IAC came public there was a good deal of controversy about its valuation, generally, and specifically about the company's unique development story. So, though an investor who bought IAC at the IPO and held on to it has done well, we believe Bren's offer doesn't fully reflect the "future" value that shareholders paid for when they bought IAC. It's tough to nail down a hard number, though if IAC develops, say, $150 to $200 million in apartments per year and earns a 20% to 25% development profit on that investment, it would add at least another $30 million to the mix annually. An offer in the $34 to $35 range better reflects not only IAC's current value, but also gives investors who bought the development story's potential something for their vote of confidence in Bren.

     It will be interesting (no, fascinating) to see how IAC's senior executives and independent directors deal with Bren's offer. As one buy-sider put it, "Bren casts a mighty large shadow, especially in Southern California." (This is yet another test of corporate governance in the REIT sector.) Again, we wouldn't accuse Bren of trying to steal the company, but given what he said when IAC came public about the development story, we'd feel a lot better if he sweetened his offer by $1.50 to $2.50 a share.

     When we went to press, IAC was changing hands at $31 5/8 per share. Assuming a transaction at $32.50 per share -- and counting IAC's fourth quarter dividend of 38.5 cents per share -- an investor could earn roughly a 4% total return in a month. Not too shabby! Moreover, in our view, there's at least a 50/50 chance that Bren will sweeten his offer. For those reasons, we're raising our rating on IAC from DCA to a BUY.

                                                                           DRAFT


--------------------------------------------------------------------------------
                                                   MORGAN STANLEY DEAN WITTER

             [LOGO]                                EQUITY RESEARCH
                                                   BRIEFING NOTE
--------------------------------------------------------------------------------
## .SBLO,.US, I/REA
Irvine Apt Comm (IAC): We Downgrade Rating to Neutral;
IAC Jumps 15% On Buyout Offer.
Steven G. Bloom, CFA (212) 761-6284                       Date: December 3, 1998
Industry: Real Estate                             Type: Earnings Forecast Change
--------------------------------------------------------------------------------
Rating: Neutral                                                        Price: 32
52-wk Range: 32 - 23                                            Price Target: NA
--------------------------------------------------------------------------------

FY Ends          ----FFO---               ----AFFO----
Dec        Curr     Prior    P/E     Curr     Prior        P/E
97A        $2.01             15.7x   $1.87                 16.9x
98E        $2.29             13.8x   $2.10                 15.0x
99E        $2.55             12.4x   $2.37                 13.3x
--------------------------------------------------------------------------------
Qtrly        ----1Q----        ----2Q----      ----3Q----       ----4Q----
FFO        Curr     Prior    Curr     Prior   Curr    Prior    Curr     Prior
97A       $0.48              $0.50            $0.51            $0.52
98E       $0.52A             $0.56A           $0.60A           $0.61
--------------------------------------------------------------------------------

5 Yr. FFO Growth:                   10%      Debt to Cap.:                  35%
Dividend: $1.54             Yield: 4.9%      Total Stock Mkt Cap.:     $2,123MM
Shares & Units Outst.:           45.1MM
FFO = Funds From Operations
--------------------------------------------------------------------------------

KEY POINTS

-We have downgraded our rating on Irvine To Neutral from Outperform.

-Irvine Apartment Communities' stock price rose 15% to $31-9/16 from $27-3/8 on Wednesday December 2, 1998 after the announcement that the privately held Irvine Company offered $32.50 for the 16.6 million shares outstanding that it does not own.

DETAILS

*WE ARE DOWNGRADING OUR RATING TO NEUTRAL FROM OUTPERFORM. The board of Irvine Apartment Communities (IAC) received a letter from TIC Acquisition LLC, a subsidiary of The Irvine Company (TIC) proposing to acquire the outstanding shares in the REIT for $32.50 per share. The stock closed yesterday at $31-9/16, which is within 3.0% of the offered price. The shares traded up 15% from the prior day's close of $27-3/8. TIC management indicated they would like to close during the first quarter of 1999. We think a competing bid is unlikely. The price would have to move beyond $36 to warrant an Outperform rating. Consequently, we have downgraded our rating to Neutral.

*THE IRVINE COMPANY OWNS A MAJORITY OF THE OPERATING PARTNERSHIP. The Irvine Company is a privately held real estate firm that owns the Irvine Ranch in Orange County, California. The ranch is the largest master-planned community in the country. TIC owns 55% of the partnership interests of Irvine Apartment Communities, L.P. Irvine Apartment Communities, the REIT, owns the remaining 45%. However, TIC also owns 17% of the stock in the REIT, giving TIC an overall 63% economic interest in the operating partnership.

--------------------------------------------------------------------------------
This memorandum is based on information available to the public. No representation is made that it is accurate or complete. This memorandum is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned. Please refer to the notes at the end of this report.
--------------------------------------------------------------------------------

                                                                           DRAFT


2                                                    MORGAN STANLEY DEAN WITTER
-------------------------------------------------------------------------------

*A SUBSIDIARY OF THE IRVINE COMPANY MADE THE $32.50 PER SHARE PROPOSAL. The proposal was made on December 1, 1998 to the Board of Directors of IAC with a response requested by December 31, 1998. Now, we believe the board has to have its committee evaluate the proposal and provide an answer.

*WE DO NOT EXPECT COMPETING OFFERS. One of the attractions of investment in IAC was its exclusive right to develop multifamily communities on the Irvine Ranch. Management of TIC indicated to us that such a right might not transfer to another acquirer of the REIT, which could make such an investment much less appealing. Also, the $32.50 per share price offered represents 12.7x our 1999 FFO estimate of $2.55 per share. Such a price would likely be dilutive to most other REITs.

We had been carrying a $31 per share net asset value (NAV) for IAC. Thus, a price of $32.50 appears reasonable. We derived our net asset value using an 8.0% cap rate on fourth quarter expected net operating income. We calculate that it would take a 7.75% cap rate to reach the $32.50 per share level. In addition, a price-to-FFO multiple of 12.7x our 1999 estimate, or 13.7x using our AFFO (adjusted FFO, or FFO less recurring capital expenditures) estimate is well beyond the upper end of the range we are carrying for our multifamily universe. TIC management indicated that the offered price represented a 21% premium to the stock's closing price prior to the offer.

*TIMING IS STILL UNCERTAIN. Management of TIC indicates it would likely pursue a merger with the REIT or a tender offer. A merger could take much longer owing to requirements for the mailing of a proxy, setting a shareholder meeting, and conducting the vote. A tender offer, however, could proceed much more quickly if the requisite number of stockholders tender their shares.

*TIC HAS FINANCING LINED UP. TIC delivered a no financing contingency offer to IAC's board. The funds are immediately available to close on the transaction. TIC has a $350 million acquisition term loan from the Bank of America and other cash and credit facilities available to fund the $540 million needed to purchase
16.6 million shares at $32.50. If successful, TIC would leave the operating partnership intact and, therefore, would not have to retire its outstanding debt or preferred stock.

*TIC OUTLINED SEVERAL REASONS FOR THE TRANSACTION. Among them, it believes it can access capital on a more cost efficient basis as a private company. Raising equity has become a more expensive proposition for REITs, including IAC, at current prices. Also, the dividend distribution requirement limits the amount of capital left to reinvest in the business and fund development.

For a more detailed discussion on how this may affect other multifamily REITs, see our First Call note dated December 2, 1998.

--------------------------------------------------------------------------------
This memorandum is based on information available to the public. No representation is made that it is accurate or complete. This memorandum is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned. Please refer to the notes at the end of this report.
--------------------------------------------------------------------------------

                                                                           DRAFT



MORGAN STANLEY DEAN WITTER
-----------------------------------------------------------------------------






-------------
The information and opinions in this report were prepared by Morgan Stanley & Co. Incorporated ("Morgan Stanley Dean Witter"). Morgan Stanley Dean Witter does not undertake to advise you of changes in its opinion or information. Morgan Stanley Dean Witter and others associated with it may make markets or specialize in, have positions in and effect transactions in securities of companies mentioned and may also perform or seek to perform investment banking services for those companies.

Within the last three years, Morgan Stanley & Co. Incorporated, Dean Witter Reynolds Inc. and/or their affiliates managed or co-managed a public offering of the securities of Irvine Apartment Communities.

The investments discussed or recommended in this report may be unsuitable for investors depending on their specific investment objectives and financial position. Where an investment is denominated in a currency other than the investor's currency, changes in rates of exchange may have an adverse effect on the value, price of, or income derived from the investment. Past performance is not necessarily a guide to future performance. Income from investments may fluctuate. The price or value of the investments to which this report relates, either directly or indirectly, may fall or rise against the interest of investors.

To our readers in Australia: This publication has been issued by Morgan Stanley & Co. Inc. but is being distributed in Australia by Morgan Stanley Australia Limited, a licensed dealer, which accepts responsibility for its contents. Any person receiving this report and wishing to effect transactions in any security discussed in it may wish to do so with an authorised representative of Morgan Stanley Australia Limited.

To our readers in the United Kingdom: This publication has been issued by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Ltd., regulated by the Securities and Futures Authority Limited. Morgan Stanley & Co. International Limited and/or its affiliates may be providing or may have provided significant advice or investment services, including investment banking services, for any company mentioned in this report. The investments discussed or recommended in this report may be unsuitable for investors depending on their specific investment objectives and financial position. Private investors should obtain the advice of their Morgan Stanley & Co. International Limited representative about the investments concerned.

This publication is disseminated in Japan by Morgan Stanley Japan Limited and in Singapore by Morgan Stanley Asia (Singapore) Pte.

ADDITIONAL INFORMATION ON RECOMMENDED SECURITIES IS AVAILABLE ON REQUEST.

(C)Copyright 1998 MORGAN STANLEY DEAN WITTER & CO.

-----------------------------------------------------------------------------
This memorandum is based on information available to the public. No representation is made that it is accurate or complete. This memorandum is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned. Please refer to the notes at the end of this report.
-----------------------------------------------------------------------------

                                                                           DRAFT


--------------------------------------------------------------------------------

                                                      MORGAN STANLEY DEAN WITTER
                                                      EQUITY RESEARCH
                                                      BRIEFING NOTE

--------------------------------------------------------------------------------

##.SBLO,.US,I/REA.AVB,BRE,BRI,IAC,SMT
Real Estate (I/REA): IAC COULD BE FIRST MULTIFAMILY REIT TO GO PRIVATE
Steven G. Bloom, CFA (212) 761-6284                   Date: December 2, 1998
                                                     Type: Industry Overview

--------------------------------------------------------------------------------

KEY POINTS

-The Irvine Company plans to take Irvine Apartment Communities, a multifamily REIT, private at $32.50 per share. The decision to go private points to some REIT limitations like the inability to retain and the high current cost of raising capital.

-In most ways, the situation is unique to this REIT. However, it does confirm our belief that many multifamily REITs are trading at or below net asset value
(NAV).

-In our universe, Berkshire Realty (BRI, $10, Outperform) and Summit Properties (SMT, $17, Outperform) are trading about 20% below our estimated NAV.

-We think the better-managed companies with exposure to strong markets ought to trade at a slight premium to NAV. Our top picks include Avalon Bay
Communities (AVB, $33, Strong Buy) and BRE Properties (BRE, $24, Strong Buy).

DETAILS

IRVINE APARTMENT COMMUNITIES COULD GO PRIVATE. The Irvine Company (TIC), which owns a majority 55% interest of Irvine Apartment Communities LP and 17% of the shares of Irvine Apartment Communities Inc. (IAC, a real estate investment trust), announced an offer to IAC's board to acquire the remaining 16.6 million shares of IAC it does not already own. IAC is unusual in that the REIT is a minority owner of the operating partnership. TIC intends to pay $32.50 per share. The shares closed on December 1, 1998, just prior to the announcement, at $27 3/8.

THE DECISION POINTS TO SEVERAL CHALLENGES FACING MULTIFAMILY REITS TODAY. The Irvine Company offered several reasons for its decision. On one hand, it believes a private company is better situated to handle development risks. On the other, raising new capital has become expensive. The decision to take the REIT private points to some of the limitations affecting multifamily REITs today. We think it also confirms our belief that many companies are trading at or below net asset value.

In general, distributing at least 95% of net income, and in most cases, 70-80% of cash flow after reserving for recurring capital expenditures, leaves little in the way of retained earnings to reinvest in the company. With many companies trading at or below net asset value, selling new equity can be expensive. Combined with historically low leverage levels, many multifamily REITs have lost their low cost of capital advantage, especially if capital continues to flow to private players.

WHILE GOING PRIVATE MAY SERVE AS A CATALYST FOR THE SECTOR. . .IAC is the first company in our multifamily universe to commence with plans to go private. To the degree management has stepped up and indicated it sees more value in the REIT than the public markets give credit for, investors may pay greater attention to the sector. Most of the companies in our universe are trading at or below our estimate for net asset value. There are two stocks we have rated Outperform that are trading approximately 20% below our estimated net asset value. They are Berkshire Realty (BRI, $10) and Summit Properties (SMT, $17).

 . . . IAC WAS A UNIQUE SITUATION. IAC was the only company we track whereby the REIT owned a minority interest in the operating partnership. Moreover, the Irvine Company appears very well capitalized and clearly has the

--------------------------------------------------------------------------------
This memorandum is based on information available to the public. No representation is made that it is accurate or complete. This memorandum is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned. Please refer to the notes at the end of this report.
--------------------------------------------------------------------------------

                                                                           DRAFT


2                                                     MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------
wherewithal to carry out the transaction. By leaving the operating partnership intact it does not have to refund the partnership's debt and preferred securities. Even if another management team wanted to take its company private, debt costs may still be prohibitive.

WE DERIVE A 7.75% CAP RATE FOR THE TRANSACTION. At $32.50 per share, we believe the company's income is being valued at approximately a 7.75% cap rate. We had used an 8% cap rate in coming up with our $31 net asset value (NAV). Assets in California are generally valued more highly than other areas of the country given favorable demographics and high barriers to new construction. IAC was particularly interesting because the Irvine Company owns the Irvine Ranch in Orange County, which is the largest master planned community in the U.S. The REITs had an exclusive right to develop multifamily communities on the ranch, effectively giving it a local monopoly on new development. We presume that the Irvine Company saw even greater value to the REIT or future development to justify the price offered for the shares.

WE BELIEVE BETTER-QUALITY COMPANIES OUGHT TO TRADE AT PREMIUMS TO NAV. We think the better-managed companies with strong balance sheets, low payout ratios, and exposure to attractive markets ought to be able to trade at a premium to NAV. Alternatively, when a company's strategy is not embraced by investors the stock may trade below NAV. Over time, the difference may determine which multifamily REITs can issue equity on a cost-effective basis and continue to grow through acquisitions and development compared to those that may be precluded from raising cheap capital.

We maintain our cautious near-term outlook for companies with exposure to markets that may experience oversupply problems during 1999 such as Dallas, Houston, and Orlando. While we expect apartment starts to slow by year-end and through the early part of next year, recent increases in starts could contribute to market weakness during 1999 as new communities are completed. We think the supply outlook ought to improve in 2000.

TOP PICKS: AVB AND BRE. We would continue to focus on companies with exposure to markets that have been undersupplied and with high barriers to entry. Our top picks include Strong Buy rated Avalon Bay Communities (AVB, $33) and BRE Properties (BRE, $24). Avalon Bay has a national presence through exposure to West Coast, Midwest, Mid-Atlantic, and Northeast markets. BRE's portfolio is located primarily in West Coast markets.

--------------------------------------------------------------------------
                                       FFO/Share
                                      ------------  MSDWE   MSDWE   Prem/
Company        Sym.   Rating   Price    98E   99E  Cap Rate  NAV    Disc.
-------       -----   ------   -----   ----   ---- --------  ------ ------
Avalon Bay     AVB      SB     33.38   2.87   3.25   8.50%    35.47   0.94
--------------------------------------------------------------------------
BRE Prop.      BRE      SB     24.56   2.11   2.35   8.25%    24.63   1.00
--------------------------------------------------------------------------
Berkshire      BRI      OP      9.50   1.14   1.17   9.50%    12.97   0.73
--------------------------------------------------------------------------
Irvine         IAC      OP     27.38   2.29   2.55   8.00%    30.86   0.89
--------------------------------------------------------------------------
Summit         SMT      OP     17.56   2.00   2.12   9.00%    22.46   0.78
--------------------------------------------------------------------------
 MSDWE: Morgan Stanley Dean Witter Estimate

------------------------------------------------------------------------------
This memorandum is based on information available to the public. No representation is made that it is accurate or complete. This memorandum is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned. Please refer to the notes at the end of this report.
------------------------------------------------------------------------------

                                                                           DRAFT


MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------












---------------------
The information and opinions in this report were prepared by Morgan Stanley & Co. Incorporated ("Morgan Stanley Dean Witter"). Morgan Stanley Dean Witter does not undertake to advise you of changes in its opinion or information. Morgan Stanley Dean Witter and others associated with it may make markets or specialize in, have positions in and effect transactions in securities of companies mentioned and may also perform or seek to perform investment banking services for those companies.

Morgan Stanley & Co. Incorporated, Dean Witter Reynolds Inc. and/or their affiliates or their employees have or may have a long or short position or holding in the securities, options on securities, or other related investments of issuers mentioned herein.

The investments discussed or recommended in this report may be unsuitable for investors depending on their specific investment objectives and financial position. Where an investment is denominated in a currency other than the investor's currency, changes in rates of exchange may have an adverse effect on the value, price of, or income derived from the investment. Past performance is not necessarily a guide to future performance. Income from investments may fluctuate. The price or value of the investments to which this report relates, either directly or indirectly, may fall or rise against the interest of investors.

To our readers in Australia: This publication has been issued by Morgan Stanley & Co. Inc. but is being distributed in Australia by Morgan Stanley Australia Limited, a licensed dealer, which accepts responsibility for its contents. Any person receiving this report and wishing to effect transactions in any security discussed in it may wish to do so with an authorised representative of Morgan Stanley Australia Limited.

To our readers in the United Kingdom: This publication has been issued by Morgan Stanley & Co. Incorporated and approved by Morgan Stanley & Co. International Ltd., regulated by the Securities and Futures Authority Limited. Morgan Stanley & Co. International Limited and/or its affiliates may be providing or may have provided significant advice or investment services, including investment banking services, for any company mentioned in this report. The investments discussed or recommended in this report may be unsuitable for investors depending on their specific investment objectives and financial position. Private investors should obtain the advice of their Morgan Stanley & Co. International Limited representative about the investments concerned.

This publication is disseminated in Japan by Morgan Stanley Japan Limited and in Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte.

ADDITIONAL INFORMATION ON RECOMMENDED SECURITIES IS AVAILABLE ON REQUEST.

(C)COPYRIGHT 1998 MORGAN STANLEY DEAN WITTER & CO.



--------------------------------------------------------------------------------
This memorandum is based on information available to the public. No representation is made that it is accurate or complete. This memorandum is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned. Please refer to the notes at the end of this report.
--------------------------------------------------------------------------------


                                                                  MORGAN STANLEY

                                                                           DRAFT







                                 MORGAN STANLEY

                                                                           DRAFT




[JEFFERIES & COMPANY, INC. LOGO]

                                                               REAL ESTATE/REITs
                                                                 EQUITY RESEARCH

JAMES F. WILSON, CFA (415) 263-1432                                       UPDATE
WILLIAM H. SMITH     (415) 263-1403                             DECEMBER 2, 1998
--------------------------------------------------------------------------------

                       IRVINE APARTMENT COMMUNITIES, INC.

                              NYSE: IAC - $31 9/16

                                  RATING: HOLD

52 Week Range                     $32 7/16 - $23
Shares Out - FD (MM)                        45.2
Float (MM)                                  16.9
Institutional Ownership                    58.9%
Avg Daily Vol (3 Mos)                     81,778
Equity Market Cap (MM)                  $1,426.5
Total Debt (MM)                           $735.9
Net Asset Val/share                       $24.00
Dividend/Yield                      $1.54 / 4.9%

FY Dec          1996    1997A     1998E      1999E
------         ------  -------   -------    -------
Revenue        $154.9  $186.9    $217.2     $253.6
FFO/Sh          $1.75   $2.01     $2.28      $2.55
F/FFO/Sh           --   15.7x     13.8x      12.4x
FAD/Sh          $1.70   $1.88     $2.14      $2.37

FFO Growth Rate   9-12%

($MM), except per share data

         IAC TO GO PRIVATE; DONALD BREN OFFERS $32.50 PER COMMON SHARE

WE ARE LOWERING OUR INVESTMENT RATING ON IRVINE APARTMENT COMMUNITIES, INC. TO HOLD FROM BUY. WE BELIEVE THAT DONALD BREN AND THE IRVINE COMPANY'S ANNOUNCED OFFER TO PURCHASE ALL OF THE OUTSTANDING COMMON SHARES OF IAC FOR $32.50 PER SHARE IN CASH REPRESENTS A FAIR PRICE AND NOTE THAT IT IS IN EXCESS OF OUR $32 TARGET PRICE. HOWEVER, GIVEN THE APPRECIATION IN THE SHARE PRICE IN REACTION TO THE ANNOUNCEMENT, THE PROPOSAL OFFERS ONLY MODEST UPSIDE FROM THE CURRENT SHARE PRICE, PRECIPITATING OUR RATING CHANGE. GIVEN THE IRVINE COMPANY'S CONTROLLING POSITION IN THE REIT AND OVER THE IRVINE RANCH, WE WOULD NOT EXPECT ANY COMPETING OFFERS. WE BELIEVE THAT CURRENT SHAREHOLDERS SHOULD HOLD IAC SHARES AND REINVEST THE CASH PROCEEDS IN THE SHARES OF ESSEX PROPERTY TRUST, INC. (ESS
- $31 1/8, BUY) AND BRE PROPERTIES, INC. (BRE - $24 9/16, BUY), THE TWO REMAINING WEST COAST MULTIFAMILY SECTOR PURE PLAYS.

o THE IRVINE COMPANY TO TAKE IAC PRIVATE - Yesterday, TIC Acquisition LLC, a wholly owned subsidiary of The Irvine Company, announced an offer to purchase the 16.6 million common shares of IAC that it currently does not own for $32.50 per share in cash, for a total purchase price of approximately $540 million. IAC management stated that conditions facing REITs have become increasingly difficult and that it believes that a private company is better suited to operate in such an environment.

o TRANSACTION ANTICIPATED TO CLOSE WITHIN TWO TO THREE MONTHS - Given the Irvine Company's controlling ownership position in the REIT and over the Irvine Ranch, we do not expect any competing offers. Through its ownership of 17% of the outstanding common shares and 55% interest in the operating partnership, The Irvine Company holds a 63% economic interest in IAC. The Irvine Company also controls the land and, therefore, development on the Irvine Ranch, making the operation of the REIT by an unfriendly third party economically unfeasible. The proposal does not include a tender and IAC's Board of Directors has until December 31, 1998 to respond to the proposal. We expect the deal to be completed within two to three months.

                                                                           DRAFT


* FAIR PRICE TO IAC SHAREHOLDERS; OPPORTUNITY TO TRADE INTO REMAINING WEST COAST APARTMENT PLAYS -- We believe that the $32.50 share price offer, a 21% premium over the previous day's closing price, is a fair price for several reasons:
  (i) it represents a small premium (1/8) over the stocks all-time high of $32 7/16; (ii) at 12.7x our 1999 FFO/share estimate, it represents a significant premium over the peer group average multiple of 9.8x; and (iii) it is above our $32 price target. We believe that current shareholders should Hold IAC shares and reinvest the cash proceeds in the shares of Essex Property Trust (9.9x our 1999 FFO/share estimate of $3.15) and BRE Properties (10.2x our 1999 FFO estimate of $2.40), the two remaining West Coast multifamily sector pure plays.


--------------------------------------------------------------------------------

This material has been prepared by Jefferies & Company, Inc. ("Jefferies") a U.S.-registered broker-dealer, employing appropriate expertise, and in the belief that it is fair and not misleading. It is approved for distribution in the United Kingdom by Jefferies International Limited ("JIL"), regulated by the Securities and Futures Authority (SFA), with offices at 46 New Broad Street, London EC2M 1JD. The information upon which this material is based was obtained from sources believed to be reliable, but has not been independently verified. Therefore, except for any obligations under the rules of SFA, we do not guarantee its accuracy. Additional and supporting information is available upon request. However, this is not an offer or solicitation of an offer to buy or sell any security or investment. Any opinions or estimates constitute our best judgment as of this date, and are subject to change without notice. Jefferies and JIL and their affiliates and their respective directors, officers and employees may buy or sell securities mentioned herein as agent or principal for their own account. This material is intended for use by professional or institutional investors only and not the general investing public. None of the investments or investment services mentioned or described herein are available to "private customers" as defined by the rules of SFA, or to anyone in Canada who is not a "Designated Institution" as defined by the Securities Act (Ontario).

                                                                           DRAFT

                                   APPENDIX C


                                 PROJECT DELTA
--------------------------------------------------------------------------------
                         Analysis of All Shareholdings

                                                                      CURRENT             CUMULATIVE   REPORT
RANK                INSTITUTION                           CHANGE      HOLDINGS      %TSO     %TSO       DATE
----      ------------------------------------          ---------     ---------     ----  ----------  --------
  1       Beta(1)                                               0     3,430,413     17.0%    17.0%    12/02/98
  2       ABKB/LaSalle Securities Ltd.                     11,100     1,246,300      6.2%    23.2%     9/30/98
  3       Morgan Stanley Dean Witter(2)                    (2,941)    1,126,459      5.6%    28.8%     9/30/98
  4       ABN AMRO Asset Management(3)                    (17,800)      834,900      4.1%    33.0%     9/30/98
  5       Lend Lease ERE Rosen Real Estate Sec             88,750       804,500      4.0%    37.0%     9/30/98
  6       Prudential Mutual Fund Invt. Mgmt.                    0       787,400      3.9%    40.9%     9/30/98
  7       Capital Guardian Trust Company                  (33,300)      648,400      3.2%    44.1%     9/30/98
  8       Franklin Resources, Inc.                         82,537       590,017      2.9%    47.0%     9/30/98
  9       Merrill Lynch Asset Management(4)                     0       583,625      2.9%    49.9%     9/30/98
 10       Smith Barney Investment Advisors                (21,356)      583,486      2.9%    52.8%     9/30/98
 11       Barclays Global Investors, N.A.                  83,377       391,272      1.9%    54.8%     9/30/98
 12       State Teachers Retirmnt Syst. - Ohio                  0       300,000      1.5%    56.3%     9/30/98
 13       The Vanguard Group                              (27,500)      296,800      1.5%    57.7%     9/30/98
 14       United States Trust Co. of New York             (12,900)      242,138      1.2%    58.9%     9/30/98
 15       Pioneering Management Corporation               (10,000)      237,000      1.2%    60.1%     9/30/98
 16       John McStay Investment Counsel                   37,200       205,700      1.0%    61.1%     9/30/98
 17       Fidelity Management & Research Co.                    0       192,200      1.0%    62.1%     9/30/98
 18       Northwestern Mutual Life Ins. Co.                     0       190,800      0.9%    63.0%     9/30/98
 19       State Street Bank and Tr. Co. Boston             43,000       164,025      0.8%    63.9%     9/30/98
 20       Alliance Capital Management L.P.                    900       157,400      0.8%    64.6%     9/30/98
 21       Cohen & Steers Capital Mgmt. Inc.            (1,165,400)      118,000      0.6%    65.2%     9/30/98
 22       Colorado Public Employees Retirement             47,600       105,800      0.5%    65.7%     9/30/98
 23       Mellon Bank, N.A.                                   900        89,234      0.4%    66.2%     9/30/98
 24       Duff & Phelps Investment Management                   0        81,100      0.4%    66.6%     9/30/98
 25       Foreign & Colonial Emerging Markets              80,927        80,927      0.4%    67.0%     6/30/98
          ----------------------------------------     ----------    ----------     -----    -----    --------

          Top 25 Holders                                             13,487,896     67.0%
          Remaining Holders                                           6,645,491     33.0%
                                                                     ----------    ------
          Total Shares Outstanding                                   20,133,387    100.0%

Notes:

(1)  Includes 183,325 shares held by Mr. Beta.

(2) Includes 602,859 shares held by Morgan Stanley Dean Witter Asset Management and Van Kampen.

(3)  Includes 317,800 shares held by ABN AMRO Bank.

(4)  Includes 142,000 shares held by Merrill Lynch Capital Markets.

                                                                           DRAFT


PROJECT DELTA
DISCOUNTED CASH FLOW ANALYSIS ASSUMPTIONS
